UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Six Flags Entertainment Corporation
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March 28, 2023
Dear Fellow Six Flags Stockholders:
2022 was a year of transition for Six Flags, as we shifted our strategy and rebuilt our foundations. I'm very proud of our team for working tirelessly over the past year to elevate the experience of every guest and lay the groundwork for sustainable earnings growth for the future. While we are still in the early stages of our turnaround, we see the changes beginning to bear fruit, and our record fourth quarter Adjusted EBITDA tells us that we are heading in the right direction.
Looking forward, we view 2023 as the next step towards successfully implementing our long-term strategy. Our strategy rests on the following four pillars:
■
Park Experiences: The investments we are making in our parks prioritize the guest experience, including safety, cleanliness, food quality and variety, speed of service, guest amenities and technology. We continue to update and modernize our park infrastructure to enable a more seamless and stress-free guest experience. We are also investing heavily in our food service operations with new equipment, renovated facilities and enhanced staff training. And, of course, we will continue to add record-breaking thrill rides.

On the technology front, we are in the midst of a digital transformation. This includes integrating mobile payment technologies, such as Apple and Google Pay, to speed-up checkout times and reduce stress on our frontline team members. We are excited to launch a new mobile app this summer, which will enhance and streamline the guest experience.
We are pleased to report that our guest satisfaction scores increased in 2022, and we are committed to continuing to elevate the guest experience to meet their evolving expectations.
■
Pricing and Products: Historically, Six Flags’ pricing programs have been heavily focused on discounts. In 2022, we eliminated many of the historical discounts, including free and ultra-low-priced tickets, and we trialed several new pricing programs. Recently, we've taken our learnings and settled on a streamlined product architecture that balances attendance and revenue. Over time, our goal is to deliver a premium guest experience and to charge prices that are commensurate with the value we deliver to our guests.

■
Organizational Culture: We are developing an agile culture of autonomy, urgency and excellence. Last year, we significantly streamlined our organization, reducing layers of management and empowering people who are closest to our guests. To be clear, this is not just about cost cutting. This is about working efficiently and positioning ourselves to better serve our guests. In fact, we expect to strategically add back resources in areas that positively impact the guest experience.

Our new and streamlined organization features a mix of internal and external talent. We have promoted and empowered rising stars within our organization, and we have recruited talented people from other industries. Over the past year, we have appointed new heads of digital, marketing, operations, water parks, finance and legal. We have also appointed many new park presidents and general managers, most of whom were internal promotions from within our organization. This powerful combination of internal theme park expertise and externally recruited talent with new skills and fresh perspectives will allow us to leverage our past, while creating a new future.
■
Seasonal Events: We saw great success with our festivals and events in the fourth quarter. Not only do events and festivals create urgency to visit our parks, but they also drive repeat visits throughout the year. In 2023, we plan to amplify our focus on festivals and events, starting with our first ever Scream Break this spring and the launch of several new events in select parks this summer, including Flavors of the World, a food festival featuring cuisines from across the globe, and Viva la Fiesta, a party featuring Latino street food and music. And we will continue to enhance and expand our popular fall events, including our signature Fright Fest and the recently added Oktoberfest and Kids’ Boo Fest.

All of our improvements are made possible by our team members, who share a passion to elevate the guest experience and an optimism about the future of our company. I am extremely thankful for the hard work, dedication, and agility of this team, which is the most important key to unlocking the potential of Six Flags.
Beyond our four strategic pillars, we remain committed to integrating environmental, social and governance (ESG) practices that enhance both our business and the communities in which we operate. Since 2020, we have established a Diversity and Inclusion Council, conducted D&I training for leaders of our company, and significantly increased diversity by ethnicity and gender at the senior management and board level. We have also implemented measures that enhance social responsibility, such as a vendor code of conduct and human rights policy. In 2022, we were proud to welcome a wider range of guests, as we became the world’s first theme park company to revolutionize and design a specialized restraint harness that allows access to all of our thrill rides for guests with physical disabilities and have all parks accredited as Certified Autism Centers. Finally, we continue to identify ways to reduce our environmental impact by focusing on energy management, water conservation and waste reduction. We recently announced that we will construct an onsite, 20-Megawatt solar field at one of our largest parks, Magic Mountain. This is the largest facility of its kind, and it’s our third theme park to be powered with solar energy.
The path of progress never follows a straight line, but we will continue to be led by a shared vision: delivering an exceptional guest experience in order to power sustainable profit growth. On behalf of the Board and employees of Six Flags, I want to thank you for your continued investment and support as we reposition the Company for long-term earnings growth.
Sincerely,

Selim Bassoul President and Chief Executive Officer

SIX FLAGS ENTERTAINMENT CORPORATION
1000 Ballpark Way, Suite 400, Arlington, Texas 76011
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time
Wednesday, May 10, 2023
2:00 p.m. Central Time

Place
Six Flags Entertainment Corporation
Corporate Headquarters
Choctaw Stadium
1000 Ballpark Way
Arlington, TX 76011
YOUR VOTE IS IMPORTANT
You do not need to attend the Annual Meeting to vote if you submit your proxy in advance. Please exercise your stockholder right to vote as follows:
Online at www.proxyvote.com
Mail your signed proxy card
Call 1-800-690-6903
Items of Business		Board Recommendation
1.	Elect the 7 director nominees named in the proxy statement	FOR each director nominee
2.	Vote on an advisory resolution to approve executive compensation	FOR
3.	Advisory vote on the frequency of the advisory vote to approve executive compensation	FOR every year
4.	Vote on amendment to Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirement to amend Bylaws	FOR
5.	Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2023	FOR
6.	Transact such other business as may properly come before the Annual Meeting
Eligibility to Vote
Only stockholders of record at the close of business on the record date, March 15, 2023, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
By Order of the Board of Directors,
Aimee Williams-Ramey
Corporate Secretary
Arlington, Texas
March 28, 2023
Important Notice Regarding Internet Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 10, 2023

The proxy statement and annual report for the fiscal year ended January 1, 2023, are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials and the proxy statement are being distributed and made available on or about March 28, 2023.

PROXY SUMMARY
The following summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.
2023 Annual Meeting of Stockholders
Date and Time	Wednesday, May 10, 2023 at 2:00 p.m. Central Time
Place	Six Flags Entertainment Corporation Headquarters, Choctaw Stadium, 1000 Ballpark Way, Arlington, TX 76011
Record Date	March 15, 2023
Voting
Holders of common stock as of the Record Date are entitled to vote. Vote online at www.proxyvote.com; by calling 1-800-690-6903; by completing and mailing your proxy card; or in person at the Annual Meeting

Voting Matters
Board Recommendation
Proposal		FOR
1	Elect the 7 director nominees named in this Proxy Statement	each director nominee
2	Vote on an advisory resolution to approve executive compensation
3	Advisory vote on the frequency of the advisory vote to approve executive compensation	every year
4	Vote on amendment to Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirement to amend Bylaws
5	Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2023
Recent Management Changes
The Company experienced the following recent executive management changes:
■	Effective March 27, 2022, Mr. Sandeep Reddy resigned his position as Executive Vice President and Chief Financial Officer;
■	On May 31, 2022, the Company entered into an agreement with Mr. Gary Mick to serve as the Company’s Chief Financial Officer; and
■	On June 13, 2022, the Company entered into an agreement with Ms. Aimee Williams-Ramey to serve as the Company’s Chief Legal Officer and Corporate Secretary.
  2023 Proxy Statement | 1

PROXY SUMMARY
Corporate Governance Highlights
The corporate governance practices of the Company serve the interest of stockholders and emphasize integrity, ethics, and effective risk oversight.
Recent Enhancements:
■	Conducted ongoing Board refreshment, with a key focus on increasing racial, ethnic and gender diversity
■	Promoted greater diversity among corporate and park management through key leadership appointments
■	Instituted management long-term incentives heavily weighted to performance-based awards -- 80% up from 50% in 2021
■	Developed more autonomous and empowered culture with renewed focus on excellence in guest experience
■	Submitted Company proposal to remove supermajority voting requirement to amend Bylaws
■	Adopted Chair rotation guidelines and mandatory retirement age for directors
■	Increased commitment to ESG principles and reporting
■	Became world’s first theme park to be accredited as Certified Autism Centers at all properties
■	Conducted a thorough pay integrity analysis that confirmed no pay disparity by race/ethnicity or gender
■	Refreshed Corporate Governance Guidelines and committee charters
■	Adopted vendor code of conduct and updated other key governance policies
Other Key Corporate Governance Practices:
■	Independent Chair and Board (other than CEO)
■	Proxy access right for stockholders
■	Annual election of all directors
■	Stock ownership requirements for directors and senior executives
■	Active stockholder engagement
■	Board and management diversity
■	Regular executive sessions of independent directors
■	Director overboarding policy
■	Annual Board and committee self-evaluations
2 |   2023 Proxy Statement

PROXY SUMMARY
Environmental, Social and Governance:
The Company is working to create a more sustainable and efficient company and has prioritized its ESG efforts around the following framework:

Director Nominees
The Company’s director nominees are highly qualified, proven leaders who provide thoughtful and independent representation of stockholder interests:
Name	Age	Gender	Director Since	Independent	Other Public Company Boards	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ben Baldanza♦ Non-Executive Chairman	61	M	2020		1
Selim Bassoul President and CEO	66	M	2020		1
Esi Eggleston Bracey	52	F	2020		1
Chieh Huang	41	M	2022		1
Enrique Ramirez♦	51	M	2020		0
Arik Ruchim	42	M	2020		0
Marilyn Spiegel	70	F	2023		0
♦	Audit Committee Financial Expert
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
C	Committee Chair
  2023 Proxy Statement | 3

PROXY SUMMARY
Director Skills and Qualifications
The Company’s director nominees have a mix of skills and qualifications that provides the Board with the variety and depth of knowledge necessary for effective oversight of the Company and will help the Company reinvigorate growth:

Executive Leadership
7
Consumer Insights/Marketing
6
Revenue Management
4
Strategic Management
7
Technology/E-commerce
2
Data Protection/Cybersecurity
1
Finance/Accounting
7
Leisure/Hospitality/Entertainment/Food & Beverage
4
Supply Chain
5
Human Capital Management
7
International Business
5
ESG and Sustainability
3
Corporate Governance
4
Public Company
6

4 |   2023 Proxy Statement

PROXY SUMMARY
Executive Compensation Highlights
The Company’s executive compensation program seeks to support long-term growth and stockholder value:
What We Do
✔	Annual Say-on-Pay vote
✔	Emphasis on performance-based pay aligned with long-term strategy
✔	Stock ownership guidelines
✔	Annual review of peer group
✔	Clawback policy covering both cash and equity
✔	Double trigger for equity vesting following a change in control
✔	No guaranteed minimum payouts in incentive plans
✔	Capped incentive awards
✔	Annual stockholder engagement
✔	Independent compensation consultant reporting to the Compensation Committee
What We Do Not Do
✘	No hedging or pledging of Company stock
✘	No plans that encourage excessive risk taking
✘	No excessive perquisites
✘	No excise tax gross-ups upon change of control
✘	No excess dilution through careful monitoring of burn rate and overhang
✘	No payment of dividends or dividend equivalents on unearned or unvested equity awards
✘	No repricing of stock options without stockholder approval
Recent Enhancements:
■
Designed the 2022 long-term equity incentive program for executives to consist of 80% performance stock units (“PSUs”) and 20% restricted stock units (“RSUs”); representing greater emphasis on tying long-term incentives to performance (previously 50% PSU / 50% RSU)

■	Engaged compensation consultant as a result of routine RFP process
■	Aligned NEO performance targets with long-term strategy
■	Reviewed and adjusted peer group to align to Company size and other factors
■	Incorporated ESG achievement metrics into CEO and NEO PSU awards
For additional information, see the “Compensation Discussion and Analysis,” which begins on page 35, and the 2022 Summary Compensation Table and other related tables and information under “Executive Compensation,” which begins on page 48.
Principles of Compensation Program
Pay for Performance	Tie a significant portion of each named executive officer’s target annual compensation to Company and individual performance.
Alignment with Stockholders’ Interests	Reward performance that meets or exceeds the performance goals established by the Compensation Committee to increase stockholder value.
Variation Based on Performance
Emphasize variable pay opportunities that are primarily based on performance over fixed pay. Total compensation varies based on Company and individual performance, measured against annual and long-term goals.

Culture that Attracts, Motivates and Retains Key Talent	Build an inclusive and high-performance culture with an engaged workforce, through which team members are motivated to do their best work every day.
  2023 Proxy Statement | 5

PROXY SUMMARY
Talent and Human Capital Management
The Company’s vision to be the leading location-based entertainment company would not be possible without its exceptional team members, who are the cornerstone of the Company’s commitment to providing an elevated guest experience. The Board and management team are committed to advancing a purpose-led vision and fostering a culture that empowers team members with direct accountability that encourages an entrepreneurial spirit to unleash the power to delight park guests and enhance operations and the park’s surrounding communities. The Company seeks to create a culture that is results-oriented and supports its values of safety, integrity, accountability, guest-centricity, innovation, teamwork, inclusiveness and fun. Core to achieving this goal is the Company’s commitment to conducting business in a manner that respects all individuals and promotes human rights, including providing fair working conditions and competitive wages.
Culture and Team Member Engagement
The Board and senior management are focused on ensuring the Company maintains and promotes a culture that fosters the values, behaviors and attributes necessary to advance the Company’s mission and business strategy.
To foster team member engagement and commitment, the Company follows a robust process to listen to team members, take action and measure its progress with ongoing team member conversations, transparent communications and team member satisfaction surveys. The Board receives regular updates on matters of employee culture and engagement.
Diversity, Equity and Inclusion
The Company is committed to creating an inclusive environment that fully embraces the diversity of its guests and team members, regardless of race, ethnicity, gender, age, disability, cultural background, sexual orientation or religious beliefs. The Company has prioritized pay equity and conducted a salary and wage analysis that confirmed no significant statistical disparity by race/ethnicity or gender. In addition, the Company established a Diversity and Inclusion Council, which provides feedback on a wide variety of issues. The Company has also invested in training and other programs focused on enhancing diversity, equity and inclusion.
Total Rewards
The Company is dedicated to being a place where its team members love to work, where they feel recognized and rewarded for all that they do. Maintaining a competitive total rewards program helps the Company attract, motivate and retain the key talent it needs to delight guests and achieve outstanding business and financial results. To accomplish this goal, the Company strives to appropriately align its total compensation with the pay, benefits, training and development offered by other companies with which it competes for talent in the marketplace.
Talent Development
Attracting, developing and retaining the best people is crucial to all aspects of the Company’s business and long-term success, and is central to the Company’s mission, vision, and values. The Company is focused on attracting, developing and retaining best-in-class, diverse teams and continuing to build an inclusive culture that inspires leadership, encourages innovative thinking and ties to the Company’s values.
Team members have the opportunity to be part of a vibrant, motivated group and to develop valuable leadership skills as they gain real-world work experience in a fun environment. The Company seeks to continually elevate learning, development and team member engagement through a variety of different programs, opportunities and resources. Many team members continue to have careers at the Company or utilize their skills as valuable contributors for the communities that the Company serves.
Well-Being and Safety
The Company is dedicated to ensuring appropriate resources are available to support the physical and mental health of our employees. All full-time employees are eligible for health insurance, prescription drug benefits,
6 |   2023 Proxy Statement

PROXY SUMMARY
paid and unpaid leave, and life and disability/accident coverage. To promote the well-being of our employees, employees also have access to special programs and resources for those experiencing personal, work, financial or family-related issues.
The Six Flags Public Safety Department develops, educates and enforces our safety and security framework. Our public safety leadership staff has decades of full-time management experience, from our Corporate Vice President to our Corporate Directors, from park security and safety managers to both full-time and seasonal safety supervisors, as well as EMTs, paramedics, and fire fighters.
Human Rights
The Company’s attention to the health and safety of our team members extends to the workers and communities in the supply chain. The Company believes that respect for human rights is fundamental to creating a stronger, high-performance culture, and it reinforces the Company’s commitment to ethical business conduct. For example, in 2022, the Company became the world’s first theme park to be accredited as Certified Autism Centers at all properties and the first theme park to provide specially-designed restraint belts to accommodate our guests with special needs. The Company also maintains a human rights policy that is grounded in international standards and is an important expression of the Company’s values. The policy provides the framework to hold team members accountable to advance, support and respect human rights in the course of doing business. The Company is focused on doing business with vendors and suppliers who conduct their business with ethical standards that are consistent with the Company’s policy, and requires that vendors and suppliers abide by the Company’s Code of Vendor Conduct.
  2023 Proxy Statement | 7

CORPORATE GOVERNANCE
Corporate Governance at a Glance
Board Independence	■	6 of 7 directors are independent
	■	CEO is only management director
Board Composition	■
Nominating and Corporate Governance Committee leads the full board in considering Board size, qualifications, refreshment and diversity in light of Company needs and the Company’s Board Guidelines on Corporate Governance Matters (“Corporate Governance Guidelines”)

	■	Board regularly assesses its performance through Board and committee self-evaluation
Board Committees	■	Three standing committees – Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee
	■	All committees are composed entirely of independent directors
Leadership Structure	■	Separate Non-Executive Chair of the Board and CEO
	■	Non-Executive Chair elected annually by the independent directors on the Board
Management Succession Planning	■	Board actively monitors succession planning and receives regular updates on team member engagement and satisfaction
	■	Nominating and Corporate Governance Committee reviews CEO and senior management succession and development plans and makes recommendations to the Board
Risk Oversight	■
Board is responsible for assessing major risks facing the Company and reviewing options for risk management with the assistance of designated Board committees, which have oversight of certain key risks

	■	Board oversees management as management fulfills its responsibilities for the assessment and management of risks
Director Stock Ownership	■
Corporate Governance Guidelines are set forth in the Company’s stock ownership guidelines for non-employee directors, which is equal to five times the annual cash base retainer (increased from three times in May 2021)

Accountability to Stockholders	■	Non-classified board with annual election of directors
	■	Stockholders have the right to nominate directors and have their eligible nominees included in the proxy statement (also known as proxy access)
	■	Active engagement with stockholders to listen to their views on governance, compensation and ESG
Sustainability and Corporate Responsibility	■	Board monitors programs and initiatives on sustainability, environmental matters, diversity, human rights and social responsibility and engages directly with stakeholders
8 |   2023 Proxy Statement

CORPORATE GOVERNANCE
Board of Directors
The business, property and affairs of the Company are managed under the direction of the Board. The Board is elected by stockholders to oversee management and to ensure that the long-term interests of stockholders are served. The Board is responsible for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in the day-to-day operations of the Company. The Board is advised of the Company’s business through discussions with the Chief Executive Officer and other members of management; by reviewing reports, analyses and materials provided to them; and by participating in Board and committee meetings.
The Board has four regularly scheduled meetings during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds additional meetings when a matter requires Board action between regularly scheduled meetings. Directors are expected to attend all scheduled Board and committee meetings, as well as the annual meeting of stockholders. The Board held six meetings during 2022. Each director of the Company attended at least 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board on which such director served. All of the then-current directors of the Company attended the Company’s 2022 annual meeting, and the Company expects that each director nominee will attend the Annual Meeting.
The Board has only one class of directors. As a result, all directors are elected each year by the Company’s stockholders at the annual meeting. The Company maintains a director resignation policy in its Corporate Governance Guidelines. Accordingly, any non-employee incumbent director nominee who does not receive the affirmative vote of the majority of shares voted in connection with his or her uncontested election is required to tender his or her resignation from the Board. This resignation is subject to review by the Nominating and Corporate Governance Committee, and determination by the Board whether to accept such resignation. Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. In addition, the Company’s Corporate Governance Guidelines provide that a director may not stand for election to the Board after the director has reached the age of 72.
All of the directors of the Company were elected at the 2022 annual meeting, except for Chieh Huang, who was appointed to the Board on August 1, 2022, and Marilyn Spiegel who was appointed to the Board on January 31, 2023. The Board currently has seven directors, all of whom are being nominated by the Board for re-election at the Annual Meeting, See “Proposal 1: Election of Directors.”
Independence
The Board has affirmatively determined that six of the seven current directors, including all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, are “independent” within the meaning of the Company’s director independence standards as set forth in the Company’s Corporate Governance Guidelines. These standards reflect the independence standards adopted by the New York Stock Exchange (“NYSE”). The independent directors are Ben Baldanza, Esi Eggleston Bracey, Chieh Huang, Enrique Ramirez, Arik Ruchim and Marilyn Spiegel.
None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, receives any fee or payment from the Company or its affiliates, other than the director compensation described below. None has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent. There is no family relationship among any of the directors or executive officers of the Company.
  2023 Proxy Statement | 9

CORPORATE GOVERNANCE

Board Composition Overview
Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers, among other factors, character, integrity, ethics, judgment, diversity, independence, areas of expertise relevant to the Company’s business, and other commitments when reviewing and making recommendations to the Board regarding the composition and size of the Board. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that the Board should be a diverse body. The Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences when making determinations regarding nominations of directors and in overseeing the annual Board and committee evaluations. The Nominating and Corporate Governance Committee, and the Board as a whole, broadly construe diversity to mean not only diversity of race, gender, and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Although candidates must be committed to serving on the Board for an extended period of time, the Board does not believe that directors should expect to be routinely re-nominated annually.
Director Retirement Age, Tenure and Board Refreshment
The Nominating and Corporate Governance Committee regularly considers director succession planning and the long-term composition of the Board, including how the members on the Board will change over time.
In 2021, the Board added a retirement policy for non-employee directors in the Company’s Corporate Governance Guidelines providing that no director will stand for election or re-election if such director has reached the age of 72. A director who turns 72 during his or her term, however, may serve out the remainder of such term. As of the Record Date, the average age of the Board nominees was approximately 55, with age diversity ranging from 41 to 70. Furthermore, it is anticipated that an independent director would not serve on the Board longer than ten years and no independent director shall serve on the Board longer than 15 years. The Nominating and Corporate Governance Committee strives to reach an appropriate balance between the deep expertise and knowledge that comes from longer-term service, and the new experiences and perspectives that can be provided with additions to the Board.
As of the Record Date, the average tenure of the Board nominees was approximately 2.1 years. This average tenure is due in part to director retirements and the recent appointment of Marilyn Spiegel in 2023 and Chieh Huang in 2022. The retirement policy of the Board reflects the commitment of the directors to Board refreshment and to seek balance in the boardroom. Tenure is one factor considered by the Board. Director succession planning also impacts tenure. See “Board Leadership Structure” and “Nomination Process” for additional information.
10 |   2023 Proxy Statement

CORPORATE GOVERNANCE
Corporate Governance Documents
The following documents are available on the Company’s website at investors.sixflags.com:
■	Corporate Governance Guidelines	■	Compensation Committee Charter
■	Code of Business Conduct and Ethics	■	Audit Committee Charter
■	Code of Ethics for Senior Management	■	Nominating and Corporate Governance Committee Charter
Corporate Governance Guidelines
The Corporate Governance Guidelines address, among other things, the functions of the Board, the qualifications of directors, Board refreshment objectives and term limits, director independence, the selection process for new directors, director resignation guidelines, Board committees, compensation of the Board, the succession plan for the Chief Executive Officer and other senior executives, and stock ownership guidelines for directors and senior executives.
Code of Business Conduct and Ethics
The Company has adopted and maintains a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries. The Code of Business Conduct and Ethics requires, among other things, that the directors, officers, and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules, and regulations; and otherwise act in the Company’s best interest.
Code of Ethics for Senior Management
The Company also maintains a separate Code of Ethics for Senior Management that imposes specific standards of conduct on members of senior management, including persons with financial reporting responsibilities at the Company. Each member of the Company’s senior management is required to certify annually in writing his or her compliance with the Code of Ethics for Senior Management.
The Company intends to post amendments to or waivers from the Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the Company’s Code of Ethics for Senior Management on the Company’s website at investors.sixflags.com. No waivers have been made or granted prior to the date of this Proxy Statement.
  2023 Proxy Statement | 11

CORPORATE GOVERNANCE
Board Committees
The Board has established various standing committees to assist it with the performance of its responsibilities. The following tables set forth the composition and the primary responsibilities of each committee as of March 15, 2023.
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ben Baldanza♦
Selim Bassoul
Esi Eggleston Bracey
Chieh Huang
Enrique Ramirez♦
Arik Ruchim
Marilyn Spiegel
♦	Audit Committee Financial Expert
Chair
Member
12 |   2023 Proxy Statement

CORPORATE GOVERNANCE
Audit Committee		Met 9 times in 2022
Chair Enrique Ramirez	Members Ben Baldanza Chieh Huang

Primary Responsibilities
The Audit Committee has the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor of the Company. In addition, the Audit Committee assists the Board in its oversight of:
 ■ the accounting and financial reporting process, including the audits of the financial statements;
 ■ the accounting and internal control policies and procedures;
 ■ the qualifications, independence and performance of the independent registered public accounting firm, and the performance of the internal audit function and the internal auditors;
 ■ risks that may have a significant impact on the financial statements including risk assessment and risk management policies;
 ■ legal and regulatory compliance;
 ■ safety policies and procedures; and
 ■ the information technology program including network and data security.

Financial Expertise and Independence
All members of the Audit Committee are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations. The Board has determined that two members of the Audit Committee are audit committee financial experts in accordance with SEC regulations and that all members of the Audit Committee have the accounting and related financial management expertise required by the NYSE for service on the committee.

Other Committee Service
The Corporate Governance Guidelines and the Audit Committee Charter provide that members of the Audit Committee may not serve on the audit committee of more than three public companies, including the Company, without the consent and approval of the Board, after determination by both the Nominating and Corporate Governance Committee and the Board that such simultaneous service will not impair the director’s ability to serve effectively on the Company’s Audit Committee. None of the members of the Audit Committee currently serve on the audit committee of more than three public companies including the Company.

Report
The report of the Audit Committee is set forth on page 34 of this Proxy Statement.

  2023 Proxy Statement | 13

CORPORATE GOVERNANCE
Compensation Committee		Met 5 times in 2022
Chair Arik Ruchim	Members Ben Baldanza Esi Eggleston Bracey Enrique Ramirez

Primary Responsibilities
The Compensation Committee’s role is to oversee the compensation of the Company’s senior management and directors. In particular, the Compensation Committee:
 ■ reviews and approves, in consultation with the CEO, the compensation of the Company’s non-CEO executive officers and senior management;
 ■ evaluates the design and effectiveness of the Company’s incentive programs and monitors risks related to such programs;
 ■ reviews and, together with the other independent directors of the Board, determines and approves the compensation of the CEO;
 ■ evaluates the performance of the CEO and other executive officers in light of corporate goals and objectives;
 ■ reviews and approves equity awards and makes recommendations to the Board relating to the other fixed and performance-based compensation, benefits and other compensation plans of the Company;
 ■ reviews and approves, annually, compensation for non-employee directors, as well as stock ownership guidelines for non-employee directors;
 ■ reviews and approves employment and severance arrangements for executive officers; and
 ■ reviews and assesses the results of stockholder advisory votes on executive compensation.

Independence
The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meets the independence requirements of the NYSE.

Compensation Consultant
The Compensation Committee has the direct responsibility for the appointment, termination, compensation, and oversight of any compensation or benefits consultants retained by the Compensation Committee with respect to executive compensation.

Report
The report of the Compensation Committee is set forth on page 47 of this Proxy Statement.

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Nominating and Corporate Governance Committee		Met 4 times in 2022
Chair Ben Baldanza	Members Esi Eggleston Bracey Arik Ruchim Marilyn Spiegel

Primary Responsibilities
The Nominating and Corporate Governance Committee assists the Board in developing and implementing the Company’s corporate governance guidelines and principles, monitoring the Company’s stockholder relations and evaluating the performance of the Board and management. In particular, the Nominating and Corporate Governance Committee:
 ■ assists the Board in identifying qualified individuals to become directors of the Company;
 ■ reviews and makes recommendations regarding the overall composition of the Board and its committees;
 ■ regularly reviews the overall corporate governance of the Company and makes recommendations to the Board on corporate governance matters, including the Corporate Governance Guidelines and Code of Business Conduct and Ethics;
 ■ considers and makes recommendations to the Board concerning the independence of directors for purposes of the NYSE Listing Rules;
 ■ reviews the fairness of certain transactions as required by the Company’s policies;
 ■ oversees the implementation of a succession plan for the CEO and other senior executives;
 ■ recommends to the Board for approval and oversees management’s implementation of the Company’s Environmental, Social and Governance (“ESG”) program, including initiatives related to diversity, equity and inclusion as well as climate-related risk; and
 ■ coordinates and oversees the annual self-evaluation process for the Board and committees.

Independence
The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the SEC and NYSE requirements.

Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with the Board may do so by writing to one or more specific directors, or to the entire Board, at the following address: Board of Directors—Stockholder Communications, c/o Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011, Attention: Corporate Secretary. The Corporate Secretary will forward all such communications to the director(s) to whom they are addressed.
Meetings of Independent Directors
The Board schedules at least four meetings each year for the independent directors outside the presence of any member of management. The independent directors may meet in executive session at such other times as determined by the Non-Executive Chairman. The Non-Executive Chairman or, in his absence, one of the other independent directors, chairs each executive session. Each Board committee also meets regularly in executive session without management.
Board Leadership Structure
The Board is currently comprised of the following:
■	Ben Baldanza, Non-Executive Chairman;
■	Selim Bassoul, President and Chief Executive Officer; and
■	five other directors, all of whom are independent.
Choosing the right leadership for the Board is an important responsibility. The Board maintains flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chair of the Board
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and CEO should be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined, based upon the Company’s best interests at the time of selection, considering the dynamic environment in which the Company operates, and the current and future strategic and governance needs of the business.
The succession planning discussions regarding the Chair and CEO roles includes consideration of the Board leadership structure, together with the value of separating or combining the Chair and CEO roles. The Board considers a number of factors, including the Company’s progress with respect to its key strategic initiatives, the opportunities and challenges facing the Company, the various roles and capabilities of the directors, the Company’s stockholders’ interests and corporate governance practices generally. The Board also focuses on its own dynamics and independent oversight function. The Board has concluded that a separate Chair and CEO structure creates the right balance between effective independent oversight of the Company’s business and Board activities and provides the best leadership structure for the Company at this time.
The CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the business, while the Chair of the Board provides general guidance to the CEO, reviews the agenda for Board meetings and presides over meetings of the full Board.
The Board believes that there is no single Board leadership structure that would be most effective in all circumstances. Therefore, the Board retains the authority to modify this structure to best address the Company’s and the Board’s then-current circumstances as and when appropriate.
Succession Planning
One of the primary responsibilities of the Board is to ensure that the Company has a high-performing management team. The CEO provides a regular review to the Board assessing the members of the senior management team and their potential to succeed him. In addition, the Company’s Human Resources department leads an annual comprehensive review of talent and succession planning at deeper levels of the Company, emphasizing career development of promising management talent. Pursuant to the Company’s Corporate Governance Guidelines, the Board approves and maintains a succession plan for the CEO and senior executives based upon recommendations from the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee reviews CEO and senior executive succession planning as a component of its regular agenda.
Board Oversight of Risk Management
The Company’s management is responsible for identifying, assessing and managing the material risks facing the business. The Board oversees management’s identification, assessment and management of risks. The Board and its committees engage with management on risk as part of broad strategic and operational discussions, as well as on a risk-by-risk basis. The Board and its committees, as appropriate, regularly receive and discuss updates from the CEO, the CFO, the Director of Internal Audit, and other members of senior management regarding significant risks to the Company. These discussions include financial, reputational, legal, operational, strategic, environmental and cybersecurity risks, as well as plans to address these risks. The Board or the Audit Committee, as the case may be, receives an update from the Chief Digital Officer on the Company's data and network security at least two times per year. The Company believes that the Board’s leadership structure, including its Non-Executive Chair, supermajority of independent directors and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.
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Each Board committee assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee and reports to the full Board as appropriate. In particular:
■
The Audit Committee assists the Board in its oversight of risks that have a significant impact on the Company’s financial statements; is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management; and has primary responsibility for overseeing the Company’s processes for enterprise risk management and mitigation, including risks related to cybersecurity.

■
The Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs and practices, including evaluating equity awards and establishing performance goals.

■
The Nominating and Corporate Governance Committee oversees risks related to the Company’s corporate governance, including ensuring the Board’s continued ability to provide independent oversight of management; and oversees management‘s implementation of the Company’s ESG program, including initiatives related to diversity, equity and inclusion, and climate-related risk.

Each standing committee has full access to management, as well as the ability to engage advisors. Accordingly, with the oversight of the Board, the Company has implemented practices and programs designed to help manage the risks to which the Company is exposed and to align risk-taking appropriately with the Company’s efforts to increase stockholder value.
Nomination Process
Role of the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee seeks to develop and maintain an effective, well-rounded, experienced and diverse Board that functions in an atmosphere of transparency and collaboration.
Process for Identification and Review of Director Candidates

The Company’s Corporate Governance Guidelines include qualification criteria that the Nominating and Corporate Governance Committee uses to identify individuals it believes are qualified to become directors. See “—Board Composition Overview” for a discussion of the characteristics and qualities that director candidates should possess.
After identifying qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee recommends selected individuals to the Board. The Nominating and Corporate Governance Committee uses the same process to evaluate all candidates whether they are recommended by the Company or by one of the Company’s stockholders.
The Nominating and Corporate Governance Committee may retain a search firm from time-to-time to help identify and recruit qualified director candidates. The search firms provide director candidates and work with
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the Nominating and Corporate Governance Committee to contact prospects to assess interest and availability. The search firms also contact references for the candidates. A background check is completed before any candidate is approved by the Board.
Stockholder Recommendations and Nominations—Suggestions for director candidates nominated by a stockholder
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending the name and supporting information in accordance with Rule 14a-8 of the Exchange Act and the information set forth in the Company’s Amended and Restated Bylaws (“Bylaws”) to the Corporate Secretary, c/o Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011.
Stockholder Recommendations and Nominations—Director candidates nominated by a stockholder
The Company’s Bylaws permit a stockholder to nominate directors for election at an annual meeting. A nominating stockholder is required to provide written notice of that stockholder’s intent to make the nomination to the Corporate Secretary of the Company not less than 90 days nor earlier than 120 days before the first anniversary of the Company’s previous annual meeting. To be considered timely for the 2024 annual meeting, notice of the nomination must be received by the Corporate Secretary of the Company on or after January 11, 2024, and on or before February 10, 2024. A nominating stockholder must provide the information required by the Company’s Bylaws, and each nominee must meet the qualifications required by the Company’s Bylaws.
Stockholder Recommendations and Nominations—Proxy access candidates
In response to a stockholder proposal, the Board amended the Company’s Bylaws in February 2018 to implement proxy access. As amended, the Company’s Bylaws permit a stockholder or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two directors or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. A nominating stockholder is required to provide written notice of that stockholder’s intent to make the nomination to the Corporate Secretary of the Company not less than 120 days nor earlier than 150 days before the first anniversary of the date that the Company sent its proxy statement for the prior year’s annual meeting of stockholders. In order to be considered timely for the 2024 annual meeting, notice of the nomination must be received by the Corporate Secretary of the Company on or after October 30, 2023, and on or before November 29, 2023.
Stockholder Cooperation Agreement
The Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with H Partners Management, LLC and certain of its affiliates (collectively, “H Partners”), dated as of January 30, 2020, regarding the membership and composition of the Board and related matters. Pursuant to the Cooperation Agreement, the Company appointed Mr. Ruchim to the Board as a director, and Mr. Ruchim was appointed to the Nominating and Corporate Governance Committee and the Compensation Committee. On November 10, 2022, the Company and H Partners agreed to amend the Cooperation Agreement to increase the amount of Company shares that H Partners is permitted to own, as further described below, from 14.9% to 19.9% of the Company’s outstanding shares.
When entering into the Cooperation Agreement in 2020, the Company committed to (i) appointing three additional independent directors (each, a “New Independent Appointee”) to the Board within a reasonable timeframe and (ii) ensuring that one director serving on the Board as of January 31, 2020, resigns from the Board on or before the appointment of the third New Independent Appointee. H Partners was permitted to present to the Board a list of up to eight candidates (each, an “Additional Nominee”) who were not affiliates or representatives of H Partners for consideration for appointment to the Board as a New Independent Appointee, and the Board agreed to consider at least one Additional Nominee in good faith
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alongside any other qualified candidates identified by the Nominating and Corporate Governance Committee as a part of its standard processes for considering new director candidates. In accordance with the Cooperation Agreement, Messrs. Baldanza and Bassoul were Additional Nominees considered by the Board and appointed as directors on February 24, 2020.
During the period ending 10 days after Mr. Ruchim (or any replacement) is no longer serving on the Board (the “Cooperation Period”), H Partners has agreed to certain standstill provisions, including, among other things, agreeing not to (i) acquire ownership (beneficial or otherwise) of 19.9% or more of the Company’s outstanding shares, (ii) nominate or recommend for nomination any person for election to the Board, (iii) submit any proposal for consideration at, or bring any other business before, any stockholder meeting, or (iv) solicit any proxy, consent, or other authority to vote of stockholders or conduct any other referendum (including any “withhold,” “vote no,” or similar campaign) with respect to, or from the holders of, the Company’s shares.
At any stockholder meeting during the Cooperation Period, H Partners has also agreed to vote its shares of the Company’s common stock (i) in favor of the slate of directors recommended by the Board, (ii) against the election of any nominee for director not approved, recommended, and nominated by the Board for election, and (iii) in accordance with the Board’s recommendation with respect to any other matter or proposal presented at any such meeting, subject to certain exceptions relating to business combination transactions.
The foregoing is a summary of the Cooperation Agreement and the complete Cooperation Agreement is available as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2020, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 10, 2022.
Stockholder Engagement
The Company’s relationship with its stockholders is an important part of the Company’s success, and the Company seeks to engage meaningfully with its stockholders to obtain their perspectives. The Company’s management team believes that this approach to engaging openly with the Company’s stockholders drives increased corporate accountability, improves decision making and ultimately creates long-term value. The Company is committed to:
■	Accountability: Driving and supporting strong corporate governance and Board practices to ensure oversight, accountability and good decision making.
■
Transparency: Maintaining high levels of transparency on a range of financial, executive compensation and governance issues to build trust, and sustaining two-way dialogue that supports the Company’s business success.

■	Engagement: Proactively engaging with stockholders in conversations on a variety of topics to identify emerging trends and issues to inform the Company’s thinking and approach.
The Company holds meetings during the course of each year with many of its stockholders through in-person and teleconference meetings to better understand stockholders’ key concerns. Through these activities, management discusses and receives input, provides additional information, and addresses questions about the Company’s business strategy, executive compensation programs, corporate governance and other topics of interest to the Company’s stockholders. These engagement efforts allow the Company to better understand stockholders’ priorities and perspectives, and provide the Company with useful input concerning its compensation and corporate governance practices. For example, stockholder feedback influenced the Company’s implementation of proxy access and the specific terms adopted through an amendment to the Company’s Bylaws in 2018. See also “—Stockholder Cooperation Agreement” for a discussion of additional stockholder engagement activity.
As part of the Company’s stockholder engagement program in 2022, management discussed the Company’s compensation practices, corporate governance and ESG program with the Company’s largest institutional investors. In direct response to feedback from stockholders, the Company took several actions as described under “Compensation Discussion and Analysis—Annual Say-on-Pay Vote and Stockholder Engagement.”
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Hedging Policy
The Company’s Securities Trading Policy applies to all directors, officers and employees of the Company. The policy includes the following restrictions with respect to Company securities:
■	A prohibition against “short sales” (i.e., the sale of securities that are not owned) and “selling short against the box” (i.e., a sale with a delayed delivery).
■	A prohibition against engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities.
■	A guideline that standing orders should be used for only a very brief period of time.
■	A prohibition against holding Company securities in a margin account or pledging Company securities as collateral for loans.
■
A prohibition against hedging or monetization transactions such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars and other derivative instruments, or through the establishment of a short position in Company securities.

Director Education
Director education about the Company and its industry is an ongoing process, which begins when a director joins the Board. New directors are provided with an orientation about the Company, including financial, operational and governance information. In addition, directors receive Board and committee presentations, and regular communications from senior executives to keep them appropriately apprised of key developments in the Company’s business and industry, as well as developments in corporate governance, so they can carry out their oversight responsibilities.
Environmental, Social, and Governance Initiatives
The Company endeavors to integrate environmental, social and governance practices that create sustainable economic value to its team members, stockholders, surrounding communities and other stakeholders. The Company believes that environmental and community stewardship is an integral component of delivering excellence, driving strategic innovation and growing long-term stockholder value. The Company believes that its impact on the environment, how it manages its relationships with team members, suppliers, customers and the communities in which it operates and the accountability of its leadership to the Company’s stockholders are all critically important to the business. The Company is committed to fostering a culture that drives meaningful growth, is agile and enables empowerment across every position in the organization.
The Nominating and Corporate Governance Committee maintains oversight of activities, initiatives and policies regarding ESG matters. The Nominating and Corporate Governance Committee reviews and recommends to the Board ESG policies developed by management, including policies related to diversity, equity and inclusion, and climate-related risk. Once adopted, the Nominating and Corporate Governance Committee monitors the Company’s compliance and reviews annually such policies with management and will make recommendations for updates as appropriate. The Company strives to expand and communicate its sustainability and ESG-related initiatives and commitments in meaningful ways, and to improve the level of engagement across its various stakeholders.
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The Company is working to create a more sustainable and efficient company and has prioritized its ESG efforts around the following framework:

Company Culture, Team Member Engagement, and Benefits
Attracting, developing and retaining the best people is crucial to all aspects of the Company’s business and long-term success, and is central to the Company’s mission, vision and values. The Company is focused on attracting, developing and retaining best-in-class diverse teams, and continuing to build an inclusive culture that inspires leadership, encourages innovative thinking, empowers expeditious decision-making and ties to the Company’s values. These guiding principles have been more important than ever in light of the unique challenges of operating during the pandemic.
The Company offers, among other things, competitive and balanced compensation programs to its full-time team members that include well-rounded healthcare; prescription drug and disability insurance benefits; participation in a 401(k) plan, with a matching contribution by the Company; an employee assistance plan that provides professional support; and access to special programs and certain resources for team members experiencing personal, work, financial or family-related issues. A unique Company perquisite offers full-time team members complimentary passes, including for their dependents, which provides free admission to any of the Company’s parks, preferred parking and discounts on in-park products.
The Company seeks to continuously elevate learning, development and overall team member engagement through a variety of different programs, opportunities and resources. The Company has enhanced its talent development program by providing team members access to virtual classrooms and online courses on topics including safety, Office 365, harassment, discrimination, business ethics, anti-corruption, privacy and security. The Company also conducts capabilities assessments to address individual development needs of the Company’s internal talent pool. This evolving catalog of internal resources allows the Company to evaluate training needs and focus recruiting efforts on addressing any identified gaps in skills, diversity and critical experiences. In addition, information the Company collects from guest satisfaction surveys, team member satisfaction surveys and annual performance reviews helps the Company determine whether additional trainings or training redesigns are needed to ensure that its training program furthers the Company’s strategic priorities.
The Company understands that continuous engagement with its team members is vital to driving successful, meaningful outcomes. Senior management conducts regular meetings with team members to address topics such as business operations, strategy, market conditions and question-and-answer sessions, to foster an environment and corporate culture of transparency and collaboration. Management also provides regular written communication about Company events and conducts ongoing team member satisfaction surveys that provide actionable feedback from team members to management. The survey responses are anonymous, measure team member satisfaction and solicit honest feedback. Management from both corporate and the parks meet routinely to review the survey results and develop action plans in response to the team member feedback.
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Performance reviews are conducted at least annually for all full-time team members, during which team members and managers address goals, developmental opportunities, strengths and weaknesses. These reviews facilitate both strong and productive conversations across the organization and an open feedback culture.
Diversity, Equity, and Inclusion
The Company understands that enhancing its financial strength and improving the guest experience requires a diverse and inclusive workforce.
The Company is committed to creating an inclusive environment that fully embraces the diversity of its team members and guests, regardless of race, ethnicity, gender, age, disability, cultural background, sexual orientation or religious beliefs. The Company maintains a Diversity and Inclusion Council that provides feedback on a wide variety of diversity and inclusion related issues. In that regard, the Company is focused on the following:

In support of developing an empowered and diverse team, the Company has:
■
Increased the diversity, by gender and ethnicity, of the Company’s Board of Directors from 50% to 71% over the course of 2022, and of the Company’s senior management team from approximately 20% to 50% since 2020;

■	Developed a more transparent hiring and promotion process, focused on providing opportunities to diverse candidates;
■	Provided a half-day diversity and inclusion training session for the Company’s senior leaders at both corporate and the parks;
■	Conducted more in-depth training for senior leaders on integrating diversity and inclusion into business practices; and
■	Held focused, group coaching sessions for smaller groups of leaders to explore beliefs and blind spots as part of a diverse and inclusive organization.
The Company is committed to equal pay for equal work. The Company’s most recent salary and wage analysis confirmed no significant statistical disparity by race/ethnicity or gender. In addition, based on recent team member census data, a higher percentage of the Company’s full-time female workforce holds management positions than their male counterparts.
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Health, Safety and Security of Guests and Team Members
The safety and security of the Company’s guests and team members is the Company’s highest priority. Team members are the Company’s most valued asset, and the Company is committed to the health and safety of its team members and their families. We offer a variety of voluntary health benefits that allow employees to select the options that meet their needs, including telemedicine, paid parental leave, prescription savings solutions and wellness programs. To support the mental health and wellbeing of our employees, we offer an Employee Assistance Program at no cost to our employees. Counseling services are provided at no charge to employees and eligible household members to address all aspects of life, including depression, anxiety, grief, substance abuse and elder/childcare issues.
It is the shared responsibility of every team member to actively participate in creating a safe and secure environment and to minimize injuries. The hallmarks of the Company’s safety and security programs are:
■	Resources and education to ensure safe and secure operating environments at the parks, as well as to improve overall workplace safety and health;
■	A highly trained workforce that proactively assesses risks, strives to eliminate unsafe conditions and integrates learning from incidents to prevent future occurrences; and
■	Dedicated leadership, accountability and team member empowerment.
The Company uses a robust risk management software tool when conducting audits, for Occupational Health and Safety (OSHA) and other safety trainings, and for predictive analytics. All managers in the Company’s Safety Department are required to obtain various safety and security certifications including OSHA, Americans with Disabilities Act (ADA) Coordinator, and Certified Protection Professional (ASIS CSP).
Team members are provided with ongoing resources and education to continuously promote safe and secure operating environments at the parks. This includes compliance with OSHA standards, improving overall workplace safety and health, regular and ongoing safety training and assessments and annual safety audits.
Philanthropy and Community Relations
The Company supports the communities in which its parks are located by partnering with charitable organizations throughout North America whose missions align with the Company’s mission to create thrilling, memorable experiences for all.
The parks assist their surrounding communities by partnering with state and local emergency response units to help coordinate relief efforts in the event of hurricanes, wildfires and other natural disasters. In response to the COVID-19 pandemic in 2021, the Company supported vaccination efforts by donating over $12.5 million worth of single-day admissions tickets to individuals upon their first dose of the vaccine. In addition, the Company assisted state and local efforts by enabling park locations to serve as testing and vaccination sites and by donating food and critically needed personal protective equipment supplies. The Company also supported local schools by donating masks to teachers and students.
The Company encourages team member volunteerism at all of its locations through organized activities. From helping to build homes to organizing food pantries and creating reading rooms, the Company supports local charitable organizations and educational efforts year-round.
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The Company is passionate about the communities surrounding its parks, and the Company’s team members enjoy working together for the greater good. The Company supports the local communities by:
■	Promoting science, math and hands-on learning for students at in-park science, technology and engineering programs;
■	Sponsoring and coordinating donations of toys, books and food through the parks;
■	Honoring the service of U.S. military personnel and their families by conducting special Veteran’s Day events and offering complimentary and/or discounted admission to the parks;
■	Partnering with a foundation to donate unclaimed cell phones to provide no-cost emergency devices to victims of abuse, senior citizens and other vulnerable persons in need; and
■	Hosting special events to support various charities whose mission focuses on improving health and quality of life, and supporting those affected by natural disasters.
Sustainability, Climate Change, and Supply Chain
The Company is committed to environmental sustainability and to addressing its role in climate change. The Company’s commitment to environmental stewardship is focused on energy management, water conservation and waste reduction. The Company is enhancing its water reclamation initiatives and continues to prioritize recyclable or biodegradable products in both its operations and supply chain. The Company has engaged third party experts to help measure its carbon footprint and develop an environmental management system so it can enhance its current environmental initiatives with specific waste, water and energy reduction targets and initiatives, and monitor and evaluate the performance of its environmental programs. As part of its environmental initiatives, the Company continues to seek to incorporate solar power into its operations and otherwise reduce its greenhouse gas emissions. To this end, the Company recently entered into an agreement to develop on-site solar capabilities at its Six Flags Magic Mountain park. When completed, the project is expected to generate over 20 megawatts of solar power, and will represent our third park with solar capabilities, with Six Flags Great Adventure and Six Flags Discovery Kingdom already currently generating over 30 megawatts (MW) of solar power.
The Company has implemented measures to meaningfully reduce waste at its parks including (i) installing contactless fixtures in restrooms to significantly reduce water usage and waste, (ii) using hand dryers instead of paper towels in restrooms, (iii) making recycling bins widely available for guests to recycle plastic and aluminum, (iv) eliminating disposable cup lids and straws from inventory, and (v) creating a strawless souvenir cup. In addition, the Company has engaged a national waste management provider to seek further efficiencies in the Company’s waste management and recycling programs across its parks.
The Company implemented a vendor code of conduct, which defines the Company’s expectations of its suppliers regarding protecting human rights in the supply chain. All suppliers are required to agree to this code of conduct in order to do business with the Company. Protecting human rights is embedded in the Company’s governance and culture.
The Company is also committed to the ethical treatment of animals through supply chain and food sourcing management. For example, in 2016, the Company announced that it would convert 100% of the eggs in its supply chain to “cage-free” varieties within ten years. The Company is ahead of schedule, having successfully converted all egg products – both whole eggs and substitutes – used in its operations to cage-free. The Company is now working diligently with its suppliers of products containing egg-based ingredients (such as pre-made mixes and pre-baked goods) to convert those ingredients to cage-free and plans to achieve 100% cage-free compliance for all egg ingredients as soon as practicable.
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2022 NON-EMPLOYEE DIRECTOR COMPENSATION
The Compensation Committee is responsible for recommending compensation and benefits for non-employee directors to the Board. In discharging this duty, the Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required for a company of size and scope similar to the Company; (ii) compensation should align directors’ interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be simple, transparent and easy for stockholders to understand. Annual compensation for non-employee directors for 2022 was comprised of cash compensation and equity compensation in the form of restricted stock awards.
Description of Non-Employee Director Compensation
At least annually, the Compensation Committee reviews the non-employee director compensation program. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to provide advice in connection with ongoing compensation matters related to the Company. FW Cook provided the Compensation Committee with an analysis of the competitiveness of the Company’s non-employee director compensation program based on the Company’s peer group and general industry data. The Compensation Committee considered the market data, the amount and timing of past increases to the non-employee directors’ compensation, and the mix of cash and equity compensation in evaluating non-employee director compensation.
Cash and Equity Compensation
The following table sets forth the annual compensation for non-employee directors as of December 31, 2022. Cash compensation is typically paid in equal quarterly installments following the end of each applicable quarter. The amounts set forth on the table reflect the following increases approved by the Board, effective as of May 11, 2022: (i) annual equity retainer increased from $160,000 to $200,000, (ii) the annual cash base retainer increased from $80,000 to $85,000, (iii) the annual cash retainer for the Nominating and Corporate Governance Committee Chair from increased $15,000 to $20,000. In addition, the Board approved an increase in the non-executive Board chair retainer from $120,000 to $150,000, and a change in the form of such retainer from an equity retainer to a cash retainer to align with the retainers associated with committee chair service.
	Compensation Type	Amount
Annual Equity Retainer	Base retainer	$200,000
Restricted stock that vests one year from grant date; value determined by dividing the base retainer amount by the closing stock price on grant date
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2022 NON-EMPLOYEE DIRECTOR COMPENSATION
	Compensation Type	Amount
Annual Cash Retainer	Base retainer	$85,000
	Additional retainer amount for service as non-executive chair	$150,000
	Additional retainer amount for chair of Audit Committee	$30,000
	Additional retainer amount for chair of Compensation Committee	$25,000
	Additional retainer amount for chair of Nominating and Corporate Governance Committee	$20,000
	Additional retainer amount for member of Audit Committee (other than chair)	$15,000
	Additional retainer amount for each member of Compensation Committee and Nominating and Corporate Governance Committee (other than chairs)	$10,000
Stock Ownership Guidelines
To further the Company’s objective of aligning the interests of directors with those of the Company’s stockholders, the Board has adopted stock ownership guidelines for non-employee directors, which require non-employee directors to own stock equal to at least five times the annual cash base retainer. Each non-employee director should seek to achieve this level of ownership within five years of the date the person first becomes a director for newly appointed or elected directors. For purposes of the guidelines, the annual cash base retainer does not include any additional cash compensation paid for serving as a member or chair of any committee of the Board. All of the current directors are in compliance, or on target to achieve compliance, with the Company’s stock ownership guidelines.
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2022 Non-Employee Director Compensation
Employee directors do not receive any compensation in connection with their director service. During 2022, Mr. Bassoul was the only employee director, and his compensation is set forth in the 2022 Summary Compensation Table. The following table sets forth compensation paid to or earned by each non-employee director for 2022:
Director(1)	Fees Earned or Paid in Cash($)(2)(3)	Stock Awards($)(4)(5)	Total($)
Ben Baldanza(6)	133,333	269,959	403,292
Esi Eggleston Bracey	108,333	199,972	308,305
Denise M. Clark(7)	66,657	186,652	253,309
Chieh Huang(8)	41,650	155,615	197,265
Enrique Ramirez	123,333	199,972	323,972
Arik Ruchim(9)	—	—	—
(1)
Although, as an employee director, Mr. Bassoul did not receive any compensation for his director service in 2022, he was granted $33,333.33 of equity on May 13, 2022 with respect to his service as Non-Executive Chairman for the period February 2021 through May 2021, which grant was inadvertently delayed due to administrative error.

(2)	The following table sets forth the components of annual cash compensation earned by each non-employee director in 2022:
Director	Retainer($)	Audit Committee Chair / Member($)	Compensation Committee Chair / Member($)	Nominating Corporate Governance Chair / Member($)	Total Cash Amount($)
Ben Baldanza	83,333	15,000	25,000	10,000	133,333
Esi Eggleston Bracey	83,333	15,000	10,000	—	108,333
Denise M. Clark	47,910	8,749	—	9,998	66,657
Chieh Huang	35,403	6,248	—	—	41,650
Enrique Ramirez	83,333	30,000	10,000	—	123,333
Arik Ruchim	—	—	—	—	—
(3)
Prior to May 2022, Non-employee directors were provided the option to defer all or a portion of their cash retainers in the form of stock units under the Long-Term Incentive Plan pursuant to a director cash retainer deferral program that the Company discontinued (with existing deferral elections remaining in effect through the end of fiscal 2022). The amount for Mr. Baldanza and Ms. Bracey includes $116,662 and $108,316, the value of their respective existing deferral elections, resulting in a grant of 3,928, and 3,647 deferred stock units, respectively.

(4)
The dollar value represents the aggregate grant date fair value computed in accordance with stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718) of the restricted stock awards granted to directors in 2022. Dividends, if any, on unvested restricted stock accumulate and are paid on or about the time that the shares of common stock underlying the restricted stock are delivered. The assumptions used in the calculation of these amounts are discussed in Note 10 to the Company’s consolidated financial statements included in the annual report on Form 10-K for the fiscal year ended January 1, 2023 (the “Form 10-K”).

(5)
As of January 1, 2023, Messrs. Baldanza, and Ramirez, and Ms. Bracey, each had outstanding 9,242, 6,846 and 6,846 shares of restricted stock, respectively (excluding deferred stock units referenced in note 3 above). The restricted shares for Mr. Baldanza vest in the amount of 8,786 and 456 on May 13, 2023 and September 6, 2023, respectively. The restricted shares for Mr. Ramirez and Ms. Bracey vest in the amount of 6,390 and 456 on May 13, 2023 and September 6, 2023, respectively. Mr. Huang had outstanding 6,760 shares of restricted stock, which vest on August 1, 2023. The grant date fair value of such awards is reflected in the 2022 Non-Employee Director Compensation Table. There are no outstanding stock option awards for any director.

  2023 Proxy Statement | 27

2022 NON-EMPLOYEE DIRECTOR COMPENSATION
(6)
Includes $70,000 of equity granted to Mr. Baldanza on May 13, 2022, with respect to his service as Non-Executive Chairman for the period November 2021 through May 2022, which grant was inadvertently delayed due to administrative error.

(7)	Ms. Clark resigned as a director effective August 1, 2022.
(8)	Amounts paid to Mr. Huang were pro-rated to reflect his partial year of Board service following his appointment to the Board on August 1, 2022.
(9)
Mr. Ruchim previously advised the Board that he did not wish to receive any director fees because his interests are already highly aligned with stockholders due to his position with H Partners, LP, a significant stockholder of the Company.

28 |   2023 Proxy Statement

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board has nominated and recommends for election as directors the seven nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. There are no vacancies on the Board.
Each nominee has consented to be named as a nominee and to serve if elected. Should any of the nominees become unable to serve as a director (which the Board does not expect), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
Name	Age as of March 1, 2023	Position with the Company
Ben Baldanza	61	Non-Executive Chairman of the Board
Selim Bassoul	66	Director, President, and Chief Executive Officer
Esi Eggleston Bracey	52	Director
Chieh Huang	41	Director
Enrique Ramirez	51	Director
Arik Ruchim	42	Director
Marilyn Spiegel	70	Director
As discussed under “Corporate Governance—Board Composition Overview,” in evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of factors. The nominees have a wide range of qualifications, skills and experiences that align with the Company’s long-term business strategy. The following table summarizes the key qualifications and skills of each director nominee that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.
  2023 Proxy Statement | 29

PROPOSAL 1: ELECTION OF DIRECTORS

30 |   2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Ben Baldanza
Non-Executive Chairman Director since: February 2020 Age: 61
Mr. Baldanza is Chief Executive Officer of Diemacher LLC, an advisory firm helping businesses restructure, raise revenues, and reduce costs. From 2006 to 2016, Mr. Baldanza served as the President and Chief Executive Officer, and as a director, of Spirit Airlines, Inc., a commercial passenger airline. Prior to joining Spirit Airlines, Inc., Mr. Baldanza held positions in finance, marketing, and operations at various airlines. He currently serves as a director and Chairman of the Audit Committee of JetBlue Airways Corporation. He is also an operating partner with Sterling Investment Partners, a private equity firm, and an Adjunct Professor of Economics at George Mason University. He holds a B.A. from Syracuse University and an M.A. in Public Administration from Princeton University. Mr. Baldanza brings to the Board extensive financial, commercial, and operational experience with expertise in strategic planning, financial planning, budgeting, revenue management, productivity, human resources, and labor relations.

Selim Bassoul
Director, President, and Chief Executive Officer Director since: February 2020 Age: 66
Mr. Bassoul became President and Chief Executive Officer of the Company in November 2021 and was the Chairman of the Board from February 2021 to November 2021. Mr. Bassoul served as President and Chief Executive Officer, and Chairman of The Middleby Corporation, a manufacturer of food service and processing equipment, from 2001 to 2019. Mr. Bassoul previously served on the boards of 1847 Goedeker Corporation, Confluence Outdoor, Piper Aircraft, Inc., and Scientific Protein Laboratories LLC. Mr. Bassoul currently serves as a director and non-executive chairman of Diversey Holdings, Ltd., where he is a member of the Audit Committee and People Resources Committee. He holds a B.A. in Business Administration from the American University of Beirut, and an M.B.A. in Finance and Marketing from the Kellogg School of Management at Northwestern University. Mr. Bassoul’s proven leadership as Chairman, President and Chief Executive Officer of The Middleby Corporation, his operational expertise in multiple geographies, and strong focus on customer experience, culinary and food service, and global expansion, make him especially qualified to serve as a member of the Board and guide the Company strategically.

Esi Eggleston Bracey
Director since: August 2020 Age: 52
Ms. Bracey is currently President of Unilever USA and CEO Personal Care North America since July 2022. She previously served as Executive Vice President and Chief Operating Officer of North America Beauty and Personal Care at Unilever PLC, a multinational consumer goods company, from January 2018 until June 2022. Ms. Bracey was appointed as President Designee of Consumer Beauty at Coty Inc., a global beauty company, in November 2015, and served as President from October 2016 until March 2017. She previously served as Senior Vice President of Global Cosmetics at The Procter & Gamble Company, a worldwide consumer goods company, from August 2009 to October 2016. Ms. Bracey serves as a director of Williams-Sonoma, Inc., where she is a member of the Audit and Finance Committee. Ms. Bracey holds a B.A. in Engineering Sciences from Dartmouth College. Ms. Bracey is well qualified to serve on the Board based on her significant strategic management and marketing experience in the retail and consumer goods industry.

  2023 Proxy Statement | 31

PROPOSAL 1: ELECTION OF DIRECTORS
Chieh Huang
Director since: August 2022 Age: 41
Mr. Huang was appointed a director of the Company in August 2022. Mr. Huang co-founded and has served as the Chief Executive Officer of Boxed, Inc. since 2013. During his tenure as Chief Executive Officer of Boxed, Inc., Mr. Huang has led the company’s growth from its inception and was instrumental in overseeing the expansion of Boxed, Inc.’s delivery capabilities to the entire continental United States. Mr. Huang also managed Boxed, Inc.’s investments in technology, allowing Boxed, Inc. to run its own fulfillment centers, develop its proprietary automation robotics in-house and launch its software solutions business. Prior to founding Boxed, Inc., Mr. Huang was the Chief Executive Officer of Astro Ape Studios, one of the first mobile social-gaming studios. In 2011, Astro Ape was acquired by social gaming pioneer Zynga, and Mr. Huang later became the Director of Zynga Mobile NY. Mr. Huang is active with several non-profit organizations and also serves as an advisory team member of McLaren Racing. Mr. Huang received his B.A. in economics at The Johns Hopkins University and holds a J.D. from Fordham University. Mr. Huang’s entrepreneurial mindset and extensive background in information technology provide the Board and the Company valuable insight and guidance.

Enrique Ramirez Mena
Director since: August 2020 Age: 51
Mr. Ramirez Mena currently serves as President of Buff City Soap, a rapidly expanding retailer of handmade, plant-based soaps, laundry, bath and body products with over 250 locations across the country. From April 2020 until March 2022, he served as General Manager of Pizza Hut Latin America and Iberia, a division of Yum! Brands, Inc., a global restaurant operator including the KFC, Pizza Hut, and Taco Bell brands. From January 2014 to April 2020, he served as Chief Financial Officer of Pizza Hut Global. Mr. Ramirez held roles of increasing responsibility in finance and strategic development at Pizza Hut since 2010. Originally from Mexico City, he holds a B.A. in Economics from the Instituto Tecnologico Autonomo de Mexico and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Ramirez brings strong financial expertise to the Board and provides insight into the Company’s operations, risks, and opportunities developed through his years of experience as an executive in multi-unit retail and global restaurant operations.

Arik Ruchim
Director since: January 2020 Age: 42
Mr. Ruchim is a Partner at H Partners, LP, an investment management firm. Prior to joining H Partners in 2008, Mr. Ruchim was at Creative Artists Agency and Cruise/Wagner Productions. Mr. Ruchim currently serves as a member of the University of Michigan’s Tri-State Leadership Council, a group dedicated to enhancing educational opportunities for undergraduate and graduate students. Mr. Ruchim previously served as a director of Tempur Sealy International, Inc., a global leader in the design, manufacture and distribution of bedding products, Remy International, Inc., a global manufacturer of automotive parts, and as a director of Dick Clark Productions, a television production company. Mr. Ruchim has a Bachelor of Business Administration with Distinction from the University of Michigan. Mr. Ruchim brings to the Board a strong business acumen and extensive investment experience, as well as a vigorous record of stockholder value creation.

32 |   2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Marilyn Spiegel
Director since: January 2023 Age: 70
Ms. Spiegel was appointed a director of the Company in January 2023. Ms. Spiegel has over 30 years’ experience in the gaming and hospitality industry, including as President of iconic Las Vegas resorts. She served as President of Wynn Las Vegas from December 2010 until her retirement in February 2013, and then came out of retirement to again serve as Wynn’s President from January 2019 to September 2021. Prior to her role at Wynn Las Vegas, from August 2006 to November 2010, Ms. Spiegel served as President of three Harrah’s Entertainment hotel and casino properties: Bally’s and Paris Las Vegas initially, and then in January 2010 her responsibilities were expanded to include Planet Hollywood following its acquisition by Harrah’s. Previously, she was the President of Harrah’s Las Vegas & Rio All-Suite Hotel & Casino from January 2004 to July 2006, after having served as the Senior Vice President of Human Resources of Harrah’s Entertainment (currently Caesars Entertainment) from June 1999 to December 2003. Ms. Spiegel serves as a Board Member of Invited Clubs, the largest owner and operator of private golf and country clubs in the country. She has also been a member of the Board of Advisors for Nicholas & Company since 2015, and serves as Executive Secretary and a Board Member of Catholic Charities of Southern Nevada. Ms. Spiegel has a bachelor’s degree in marketing and a master’s degree in education from the University of Utah. Ms. Spiegel’s leadership and operational expertise in hospitality, revenue management and human resources add important skills to the Board that will help the Company in the execution of its strategy.

Required Vote
A plurality of the votes cast is required to elect each director. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 1.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
  2023 Proxy Statement | 33

AUDIT COMMITTEE REPORT
The members of the Audit Committee have been appointed by the Board. The Audit Committee is governed by a written charter that is reviewed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.
The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. It does so by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, disclosure, accounting, and legal compliance, and (iii) the Company’s auditing, accounting, and financial reporting processes generally.
Management is responsible for the preparation and integrity of the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has independently met and held discussions with management and the independent registered public accounting firm.
The following is the report of the Audit Committee of the Company with respect to the Company’s audited consolidated financial statements for the fiscal year ended January 1, 2023.
To fulfill its responsibility:
■
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

■
The Audit Committee has discussed with KPMG LLP, the Company’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

■
The Audit Committee has received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and management’s assessment of the Company’s internal controls over financial reporting for the fiscal year ended January 1, 2023 be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.
THE AUDIT COMMITTEE
Enrique Ramirez (Chair)
Ben Baldanza
Chieh Huang
34 |   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is a summary of the Company’s compensation programs, policies and objectives, and, in particular, their application to a specific group of individuals in their roles at the Company in 2022 that the Company refers to as the named executive officers or NEOs.
2022 Named Executive Officers
Selim Bassoul	President & Chief Executive Officer (“CEO”)
Gary Mick	Chief Financial Officer (“CFO”)
Sandeep Reddy	Former Executive Vice President (“EVP”) & CFO
Stephen Purtell	Former Interim CFO; Current Senior Vice President (“SVP”), Corporate Communications, Investor Relations and Treasurer
Aimee Williams-Ramey	Chief Legal Officer and Corporate Secretary
Executive Summary
Executive Compensation Pay Practices
The Company strives to align its executive compensation program with the interests of the Company and its stakeholders by focusing the executive compensation program on incentive compensation that emphasizes “pay-for-performance,” and rewarding the executives for performance against pre-established financial and strategic goals. Rewarding improvement in the Company’s financial and operating results and the creation of sustainable long-term stockholder value are key characteristics of the Company’s compensation philosophy. The following are notable pay practices that the Company maintains and those that it avoids:
What We Do
✔	Annual Say-on-Pay vote
✔	Emphasis on performance-based pay aligned with long-term strategy
✔	Annual review of peer group
✔	Stock ownership guidelines
✔	Clawback policy covering both cash and equity
✔	Double trigger for equity vesting following a change in control
✔	No guaranteed minimum payouts in incentive plans
✔	Capped incentive awards
✔	Annual stockholder engagement
✔	Independent compensation consultant reporting to the Compensation Committee
What We Do Not Do
✘	No hedging or pledging of Company stock
✘	No plans that encourage excessive risk taking
✘	No excessive perquisites
✘	No excise tax gross-ups upon change of control
✘	No excess dilution through careful monitoring of burn rate and overhang
✘	No payment of dividends or dividend equivalents on unearned or unvested equity awards
✘	No repricing of stock options without stockholder approval
  2023 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
Recent Management Changes
The Company experienced recent shifts in its executive management team as described below, including the appointment of Mr. Bassoul as CEO in November of 2021, which the Board believes will promote a dynamic performance-driven culture focused on the guest experience.
■	Effective March 27, 2022, Mr. Reddy resigned his position as Executive Vice President and Chief Financial Officer.
■	On May 31, 2022, the Company entered into an agreement with Mr. Gary Mick to serve as the Company’s Chief Financial Officer; and
■	On June 13, 2022, the Company entered into an agreement with Ms. Aimee Williams-Ramey to serve as the Company’s Chief Legal Officer and Corporate Secretary.
Changes Made to the Long-term Incentive Plan in 2022
In connection with the hiring of our new CEO and a renewed focus on growth and inspiring a culture of ownership and shareholder alignment, the Company implemented a new long-term incentive plan in 2022 that emphasized executing performance goals and objectives tied to unprecedented levels of Adjusted EBITDA in Six Flags’ history. The long-term incentive plan for NEOs excluding the CEO (who did not receive any additional equity grants in 2022) consisted of PSUs (weighted 80%) and RSUs (weighted 20%). The PSUs were front-loaded with a three-year performance period while the RSUs were granted on an annual basis and vest ratably over three years. The PSUs granted to our NEOs (excluding our CEO) vest over a three-year period based on Adjusted EBITDA, Guest Satisfaction, and ESG Achievement metrics (each as defined in the applicable award agreement). The Company does not intend to grant any additional equity awards to our CEO or any additional PSUs to our other NEOs until the earlier of (x) 2025 and (y) when the Company achieves $710,000,000 in Adjusted EBITDA. Additional information about each award type granted in 2022 is described in the section titled “Long-term Equity”.
Executive Compensation
Executive Compensation Philosophy and Objectives
Total direct compensation for the NEOs is generally a combination of three components:

The Company takes a holistic approach to executive compensation and is mindful of the Company’s broad group of stakeholders. The primary goal of the Company’s executive compensation program is to drive long-term growth, stockholder value, and favorable outcomes for other stakeholders through the following key objectives:
Attract, Retain, and Motivate Leadership Talent	•	Establish a fair and competitive compensation program
	•	Consider comparable market data as appropriate
Align Executives’ Interests with those of Stakeholders	•	Tie a significant portion of total compensation opportunity to business and individual performance
	•	Maintain appropriate mix of fixed and performance-based compensation
	•	Avoid encouraging unnecessary and excessive risk-taking
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COMPENSATION DISCUSSION AND ANALYSIS
Drive Company Performance through Compensation Payout	•	Motivate NEOs to make sound business decisions that improve stockholder value, and reward NEOs for meeting or exceeding Company growth and strategic objectives
	•	Tie short-term incentives closely to the Company’s performance
	•	Balance short-term and long-term compensation elements to motivate and reward superior performance and execution of business strategy
Ensure Transparency and Engagement	•	Share information with clear and transparent disclosures
	•	Encourage feedback through engagement with stockholders, stakeholders and employees on a regular basis to provide insight into the Company’s goals and strategy
Annual Say-on-Pay Vote and Stockholder Engagement
The Company places great importance on a continuous dialogue with its stockholders, and spends considerable time reflecting on feedback received. At the direction of the Compensation Committee, the Company continued its stockholder outreach initiative to better understand stockholders' key concerns with the Company's executive compensation program.
In December 2022, the Company invited 25 of its largest stockholders, representing holders of approximately 61% of the Company's outstanding common stock, to participate in discussions regarding the Company’s executive compensation program, governance, ESG and any other topics of interest to the participating stockholders. The Company had discussions with four of those stockholders, representing holders of approximately 26% of its outstanding common stock. The Non-Executive Chairman and members of senior management participated in the discussions. In addition to these discussions, the Company also received feedback from 10 other of its largest stockholders, representing holders of approximately 24% of the Company's outstanding common stock, indicating that they fully understand and support the Company's executive compensation program and practices and that no discussion on the topic was necessary.
The Compensation Committee will continue to consider stockholder feedback, input from its independent compensation consultant, FW Cook, and the outcomes of future say-on-pay votes when evaluating its executive compensation programs and policies and making compensation decisions for the NEOs.
Stockholder Engagement Program
■
Contacted 25 of our largest stockholders, representing holders of approximately 61% of outstanding common stock, to solicit feedback on executive compensation, governance, ESG and other topics of interest to them.

■	Engagement team included the Non-Executive Chairman, Chief Legal Officer, and Senior Vice President, Corporate Communications and Investor Relations.
■	Held calls with stockholders representing approximately 26% of outstanding common stock.
■	Received additional feedback from an additional 10 largest stockholders of the Company, representing approximately 24% of outstanding common stock, that no discussion was necessary.
■	Feedback received from stockholders was conveyed to the Board and relevant committees of the Board.
  2023 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS
Stockholders Area of Concern	Actions Taken
Increased performance emphasis of long-term equity awards and incentivize progress against ESG objectives	■	Included ESG measures in CEO 2021 PSU award; the 2022 PSU awards for NEOs (excluding the CEO) include ESG performance goals consistent with CEO’s 2021 PSU award
Alignment between pay and performance	■
Reviewed goal-setting process to ensure that performance goals strike the right balance between being achievable yet challenging, as well as motivate management to take actions that align with stockholder objectives while discouraging excessive risk-taking

	■	Aligned performance targets to the long-term strategy
Board refreshment and diversity	■	Added a second female independent director in 2023
More transparent disclosures	■	Continued to enhance disclosure about the structure of the incentive programs, performance goals, and how payouts are determined
As part of management’s regular interaction with the Company’s institutional stockholders, management plans to continue the dialogue regarding the Company’s executive compensation and ESG practices.
The Compensation Committee believes that the actions taken in 2022 enhance the executive compensation practices and help align executive compensation with the Company’s business and strategic objectives, as well as support long-term stockholder value creation. The Company is committed to engaging with its stockholders and will continue to evaluate its approach to executive compensation and corporate governance matters. The Company welcomes input from stockholders on its compensation policies and compensation program at any time.
Administration by the Compensation Committee
The Compensation Committee is responsible for administering the compensation program for executive officers and certain other members of senior management of the Company. The Compensation Committee (i) determines the appropriate compensation levels for the Company’s NEOs; (ii) evaluates compensation plans, policies, and programs; and (iii) reviews benefit plans. Additional responsibilities of the Compensation Committee include, but are not limited to, (i) reviewing the Company’s executive compensation philosophy and strategy; (ii) participating in the performance evaluation process for the CEO; (iii) reviewing, and together with the other independent directors of the Board, determining CEO compensation, including incentive opportunities; (iv) establishing compensation and performance goals and objectives for the Company’s senior executives; and (v) determining whether performance objectives have been achieved. The Compensation Committee also recommends to the Board the structure of employment or consulting agreements and severance arrangements and approves such agreements or benefits for the NEOs. The members of the Compensation Committee are not current or former employees of the Company and are not eligible to participate in any of its executive compensation programs.
Management Participation
The Company’s Human Resources department is responsible for the ongoing management of the executive compensation program. The CFO, Chief Legal Officer and the Director of Human Resources serve as the primary management liaisons to the Compensation Committee and propose compensation programs and policies to the Compensation Committee at the request of the Compensation Committee and the CEO. The Compensation Committee meets with the CEO and any other senior executives as the Compensation Committee deems appropriate when it determines the performance criteria and compensation levels of senior executives. The CEO makes recommendations to the Compensation Committee regarding individual compensation, such as base salary changes and incentive compensation opportunities for senior executives other than himself. In addition, the CFO and his staff evaluate the financial implications of executive compensation proposals and financial performance measures in incentive compensation arrangements.
38 |   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Consultants
In connection with fulfilling its duties, the Compensation Committee recognizes the value in procuring independent, objective expertise and counsel, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties. The Compensation Committee retained FW Cook as its independent compensation consultant for 2022 executive and director compensation decisions. The Compensation Committee assessed the independence of FW Cook pursuant to SEC and New York Stock Exchange rules. FW Cook did not perform any separate additional services for management. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that FW Cook was independent and that there were no conflicts of interest.
Factors in Determining Executive Compensation
In making compensation decisions regarding senior executives generally, the Compensation Committee considers general market information, as well as business and industry conditions, the Company’s strategic business objectives, and the executive’s contributions, performance and experience. The initial compensation arrangements for the NEOs were a result of arm’s-length negotiations by the Company with the executives in connection with their hire or retention and do not correspond to a specific benchmark level of pay. The compensation for the NEOs is reviewed annually by the Board, the Compensation Committee and the CEO (for NEOs other than himself). An analysis of overall Company performance, budget targets, and achievement of individual performance goals is undertaken regarding the compensation of each executive. The Compensation Committee makes compensation determinations and adjustments when determined to be appropriate in accordance with the Company’s compensation philosophy and plans.
The Compensation Committee uses peer group data as a reference point to compare the NEOs’ pay against the peer group. The Compensation Committee also uses compensation data from the Company’s peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels, but has not historically set executive compensation levels with reference to any particular percentile of the peer group and has not sought to match any particular element or mix of elements to that of the peer group.
Peer Group Review
The Compensation Committee believes that obtaining relevant market and benchmark data is important in making decisions about executive compensation. The Compensation Committee assesses the Company’s executive compensation relative to its peers, but has not historically set executive compensation levels with reference to any particular percentile of the peer group and has not sought to match any particular element or mix of elements to that of the peer group. Given the unique focus of the Company’s business in the operation of regional theme parks and waterparks, it is difficult to create a peer group based solely on industry, revenue or market capitalization. In consultation with FW Cook, the Compensation Committee determined an appropriate peer group for purposes of compensation comparison by considering U.S. publicly traded companies with primary business activities centered around entertainment, leisure, hospitality, and gaming. For 2022, the Compensation Committee used the following peer group for purposes of its executive compensation analysis:
Boyd Gaming Corporation	Norwegian Cruise Line Holdings Ltd.
Cedar Fair, L.P.	Penn National Gaming, Inc.
Choice Hotels International, Inc.	SeaWorld Entertainment, Inc.
Churchill Downs Incorporated	Texas Roadhouse, Inc.
Cinemark Holdings, Inc.	Topgolf Callaway Brands Corp.
Dave & Buster’s Entertainment, Inc.	Vail Resorts, Inc.
Hilton Grand Vacations Inc.	Wendy’s Corporation
Marriott Vacations Worldwide Corporation	World Wrestling Entertainment, Inc.
For 2023, the Compensation Committee, with the assistance of FW Cook, determined that two peer companies historically used by the Company—Norwegian Cruise Line Holdings Ltd. and Penn National Gaming, Inc.—
  2023 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS
should be removed because they had become less aligned with established peer group criteria than in prior years. Additionally, the Compensation Committee determined to add Golden Entertainment, Inc., Jack in the Box, Inc, and Wyndham Hotels & Resorts, Inc., which are closely aligned with those criteria.
The Compensation Committee believes this peer group achieves the desired level of balance in terms of revenue, market capitalization and EBITDA, and reflects the types of companies with whom the Company competes for talent. For executive compensation comparisons, the Compensation Committee primarily reviewed data from the most recently reported proxy statements and SEC filings of the peer group companies, as well as supplemental published compensation survey data.
Peer Group Comparison
In order to examine the competitiveness and appropriateness of the Company’s overall compensation program, the Company reviewed the total direct compensation of the NEOs (consisting of base salary, target annual incentive, and target long-term equity, excluding benefits and perquisites) during 2022 to the peer group companies. The Compensation Committee believes the analysis confirms that the executive compensation program is appropriately designed to achieve the Company’s general objectives and is aligned with the companies in the peer group.
Elements of Compensation
The individual components of the Company’s executive compensation program in 2022 included:

In setting total compensation, the Compensation Committee consistently applies its compensation philosophy to the facts and circumstances associated with each NEO through the exercise of appropriate business judgment.
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COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
Salaries are used to provide a fixed amount of compensation for an executive’s work. Although initially established in each NEO’s individually negotiated employment agreement, the salaries of NEOs are reviewed annually, as well as at the time of a promotion or other change in responsibilities. The Compensation Committee strives to pay a base salary to attract and retain highly qualified executives to drive success based on the individual’s responsibilities, performance, and experience, internal equity, and business and industry conditions. No NEOs received salary increases that were effective during 2022; however, in November 2022, the Compensation Committee approved an increase of Mr. Mick’s base salary to $510,000 and an increase of Ms. Williams-Ramey’s base salary to $420,000, in each case with an effective date of January 1, 2023. The following table shows the annual base salary rate in effect during 2022 for the NEOs:
Executive	Base Salary Beginning 2022($)(1)	Base Salary End of 2022($)(2)
Selim Bassoul	1,550,000	1,550,000
Gary Mick	450,000	450,000
Sandeep Reddy	650,000	650,000
Stephen Purtell	400,000	400,000
Aimee Williams-Ramey	350,000	350,000
(1)	For Mr. Mick and Ms. Williams-Ramey, amount shown represents base salary in effect on their respective June 1, 2022 and June 13, 2022 employment start dates.
(2)	Amount shown for Mr. Reddy represents base salary in effect on March 27, 2022, the date of his resignation of employment.
Annual Incentives
Each year, the Compensation Committee sets the performance criteria for the annual incentive program in light of the Company’s growth strategy, major initiatives, current and projected operations and objectives. The Company’s annual incentive plan has historically closely linked pay and performance by providing all eligible full-time employees, including the NEOs, an incentive compensation opportunity based on the Company achieving key business plan goals. The annual incentive program is designed to motivate senior management to achieve challenging short-term performance goals that are important to the Company’s long-term growth.
For 2022, the Compensation Committee established target levels of achievement for the three performance goals set forth below:
Performance Goal	Weight	Target Goal	Percent of Weighted Metric Earned	Bonus Attainment (% of Target Opportunity)
Modified Cash Flow*	80.0%	$465 million**	0%	0%
Guest Satisfaction	10.0%	2022 guest satisfaction score is higher than a specified target	146.43%	14.64%
F&B Penetration	10.0%	2022 food and beverage sales equal to or greater than 22% of revenue	0%	0%
Total	100.0%			14.64%
*
“Modified Cash Flow” is defined as Adjusted EBITDA minus capital expenditures. “Adjusted EBITDA” is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company, excluding the Adjusted EBITDA from third parties that is not distributed in cash. “Modified EBITDA” is defined as the Company’s consolidated income (loss) from continuing operations excluding the following: the cumulative effect of changes in accounting principles; discontinued operations gains or losses; income tax expense or benefit; restructure costs or recoveries;

  2023 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS
reorganization items (net); other income or expense; gain or loss on early extinguishment of debt; equity in income or loss of investees; interest expense (net); gain or loss on disposal of assets; gain or loss on the sale of investees; amortization; depreciation; stock-based compensation; and fresh start accounting valuation adjustments.
**
The Compensation Committee initially established a target modified cash flow goal of $510 million; however, in light of changes in macroeconomic conditions following the time such target was set, the Compensation Committee revised the target to $465 million in early May 2022.

No NEO may earn more than 200% of his or her target annual incentive. The actual annual incentive paid will be between 0 and 200% of the target opportunity, based upon achievement of the three performance goals.
The annual incentive plan provided for threshold, target and maximum opportunities for each performance goal. Attainment of the weighted target goal was determined separately for each of the three performance goals. For the Modified Cash Flow and F&B Penetration metrics, the Company did not achieve threshold; therefore, no amounts were paid out with respect to those performance goals. The Modified Cash Flow metric was not met due to the impact on revenue of reduced attendance not being fully offset by increases in per capita spending, while increased pricing on our attendance products and lower attendance made it more difficult for F&B sales to attain the penetration levels necessary to meet threshold performance. The Company achieved a payout in excess of target with respect to the GSS metric, resulting in a payout of 14.64% of the target annual incentive for our NEOs (pro-rated for NEOs who joined the Company during 2022).
In February 2023, the Compensation Committee approved the following annual cash incentive awards for the NEOs pursuant to the criteria of the annual incentive plan as described above, which were paid upon completion of the Company's audit for 2022. The amounts paid pursuant to the annual incentive plan are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table because such amounts were paid pursuant to the pre-established criteria under the annual incentive plan.
Executive	Target Annual Incentive	Target Annual Incentive($)	Actual Annual Incentive($)
Selim Bassoul	150% of base salary	2,325,000	340,446
Gary Mick	90% of base salary	405,000	34,445(1)
Aimee Williams-Ramey	90% of base salary	315,000	25,274(1)
Stephen Purtell	62.5% of base salary	250,000	36,607
Sandeep Reddy	90% of base salary	585,000	$0(2)
(1)	The annual incentive amounts for Mr. Mick and Ms. Williams-Ramey are pro-rated based on their start date in 2022.
(2)	Mr. Reddy resigned his position as CFO effective March 27, 2022, and therefore was not eligible for any annual incentive payout with respect to 2022.
Long-Term Equity
While annual cash incentives are intended to reward the achievement of short-term financial goals, the executive compensation program emphasizes and rewards results over the long term through equity incentives that have a substantial performance-based component and multi-year vesting schedules. The Company’s long-term equity awards are tied to the Company’s performance and the value of its common stock over multiple years. The Company believes that the characteristics of equity-based compensation, particularly the extended vesting periods, and the direct correlation between realized value to executives and stock price, are closely aligned with maximizing stockholder value, supporting the Company’s long-term growth strategies and aligning compensation with risk outcomes. Extended vesting periods also incentivize retention. The Compensation Committee believes that it is appropriate to evaluate equity grant opportunities at least annually.
The Compensation Committee may, from time to time, grant additional equity incentive awards to employees, including NEOs, based on individual circumstances such as outstanding performance or in
42 |   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
connection with a promotion. In 2022, the Compensation Committee implemented a redesigned long-term incentive program, which consisted of an 80% weighting of performance-vesting PSUs and 20% weighting of time-vesting RSUs. The Compensation Committee believed that a heavier weighting to PSUs would better align the executive team to the Company’s new business strategy and to stockholder interests, and enhance the Company’s ability to drive stockholder value while attracting, retaining and motivating leadership talent.
■
Performance Stock Units. PSUs offer the potential for meaningful compensation for proven performance measured over a three-year time period. The PSUs will not vest until the date specified in the award agreement and, consistent with the Company’s core principle of providing pay for performance, are forfeited if the established performance criteria are not achieved.

■
Restricted Stock Units. RSUs generally vest one-third on each of the first three anniversaries of the grant date. The value of RSUs increases as the Company’s stock price increases, which creates alignment between management’s interests and those of stockholders.

Equity Awards to CEO and Other NEOs
The Compensation Committee believes it is important to set ambitious performance goals and reward Mr. Bassoul with a meaningful ownership stake for outperformance. The Compensation Committee is focused on creating a culture of engagement and ownership to maximize Mr. Bassoul’s incentive to implement meaningful change throughout the Company, with particular focus on the need to improve the guest experience and to drive sustainable earnings growth. The Board is committed to retaining Mr. Bassoul for his strategic vision, leadership and, most importantly, his ability to execute on the Company's long-term strategy. In addition, the Compensation Committee determined that meaningful equity awards were appropriate to provide the executive team with incentives to support Mr. Bassoul in the execution of his strategic initiatives.
Accordingly, PSU awards were granted to Mr. Bassoul in November 2021, and to our other NEOs in 2022, with performance to be determined over a three-year period. The performance goals are based on (i) Adjusted EBITDA for the 2022, 2023 and 2024 calendar years ranging from $560,000,000 to $710,000,000, (ii) employee and guest satisfaction, and (iii) ESG achievement metrics. The target payout opportunity for the Adjusted EBITDA performance component requires achievement of Adjusted EBITDA that the Company has never achieved (see below graphic). To achieve the target payout by 2024, the Company must increase Adjusted EBITDA by 12% from the level achieved in 2021, compared to the 4% increase achieved in the three-year period ending in 2019. The maximum payout opportunity requires an aspirational level of Adjusted EBITDA representing a 43% increase from the level achieved in 2021. Additionally, to incentivize sustainable long-term growth, the PSU award provides for payout of additional shares upon achievement of three ESG goals: Guest Satisfaction, Employee Satisfaction and Sustainalytics relative performance.
The Sustainalytics payout opportunity will be based on the Company’s Sustainalytics ESG Risk Rating compared to its peer group. The Sustainalytics ESG Risk Rating measures a company’s exposure to industry-specific material ESG risks and how well a company is managing those risks. The Company is assigned an ESG Risk Rating in eight separate categories based on its ESG risk exposure compared to its ESG risk management.
  2023 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Given the timing of Mr. Mick and Ms. Williams-Ramey’s start date, the Compensation Committee, with the assistance of FW Cook, conducted a benchmarking analysis to better understand competitive pay levels for our senior leadership team. Based on this analysis, in November the Compensation Committee approved additional PSU awards to Mr. Mick and Ms. Williams-Ramey in the amounts of $400,000 and $300,000, respectively. These PSUs have the same performance criteria as the annual PSU awards described above.
In light of the significant opportunity of Mr. Bassoul’s 2021 PSU award and the awards granted to other NEOs in 2022, the Compensation Committee does not intend to make any additional equity grants to Mr. Bassoul or any additional PSU grants to other NEOs until the earlier of (x) 2025 and (y) when the Company achieves $710,000,000 in Adjusted EBITDA. The Compensation Committee expects to provide annual RSU grants for other NEOs (excluding the CEO) on an annual basis for retention purposes. The Compensation Committee maintains flexibility to make additional equity grants to the CEO in the event that the Company achieves $710,000,000 in Adjusted EBITDA prior to the end of Mr. Bassoul's tenure.
Minimal Perquisites
The Company provides a limited number of perquisites and other personal benefits to the NEOs, which the Company believes are reasonable and consistent with market practices. The “All Other Compensation” column of the 2022 Summary Compensation Table sets forth these perquisites in accordance with the requirements of the SEC.
Retirement and Other Benefits
The Company believes retirement plans serve to attract and retain talented personnel generally, but they should not be a significant part of the overall compensation program. The Company has a contributory 401(k) Plan available to employees of the Company who meet the age and service requirements. The Company makes matching contributions in the amount of 100% of the first 3% of salary contributions and 50% of the next 2% of salary contributions made by employees (subject to tax law limits).
The Company also has a Supplemental 401(k) Plan, which permits eligible participants to defer a portion of their compensation without such portion being limited by Internal Revenue Code restrictions applicable to the contributory 401(k) Plan. In 2022, no NEO participated in the Supplemental 401(k) Plan. For a discussion of the Supplemental 401(k) Plan, see “Executive Compensation—Fiscal 2022 Non-Qualified Deferred Compensation.”
The Company also maintains a stockholder-approved employee stock purchase plan, which is made available to substantially all of the Company’s employees and allows participants to acquire the Company’s common stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become stockholders. The plan allows participants to buy the Company’s common stock at a 10% discount to the lower of the market value of the common stock at the beginning and end of each successive six-month offering period. Under applicable tax law, no plan participant generally may purchase more than $25,000 in market value (based on the market value of the Company’s common stock on the first trading day of each offering period) of the Company’s common stock in any calendar year.
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COMPENSATION DISCUSSION AND ANALYSIS
The NEOs are eligible to participate in these plans on the same basis as other eligible participants.
Health Benefits and Disability Insurance
The Company provides its NEOs with the same health and disability insurance plans offered to all employees.
Compensation in Connection with Recruitment
From time-to-time, the Compensation Committee determines it is necessary to provide cash or equity compensation in special circumstances for recruiting, special recognition or retention. Sign-on bonuses and new hire equity awards are an effective means of offsetting the compensation opportunities executives forfeit when they leave a former employer to join the Company. As previously disclosed in the Company’s Form 8-K filed June 14, 2022, the Company granted Ms. Williams-Ramey a sign-on grant of 10,000 restricted stock units of the Company, which will vest over three years, with 25% vesting on each of the first two anniversaries of the grant date and 50% vesting on the third anniversary of the grant date.
Compensation upon Termination of Employment
In addition to the direct compensation program, the Company believes it is important to provide the NEOs with competitive separation payments and benefits because it provides a measure of financial security for the NEO and his or her family in the event of certain terminations of employment and also enables the Company to secure their cooperation following termination. Under their respective employment agreements, the NEOs are or were entitled to severance in the event of specified terminations of employment and as a consequence of a change in control. The agreements (other than Mr. Bassoul’s, which does not provide for additional benefits in the event his employment is terminated in connection with a change in control) contain a double trigger provision, which requires both a change in control and actual or constructive termination of employment in order for the NEO to receive benefits under the change in control provision rather than a single trigger provision under which benefits are triggered automatically by a change in control. The Company does not provide an excise tax gross-up in the event of a termination due to a change in control.
The separation payments and benefits are intended to provide the executives with a measure of financial support if their employment is terminated in certain circumstances through no fault of their own. The enhanced and accelerated benefits offered in connection with a change in control are designed to support the following business objectives:
■	Enhance the Company’s value in a consolidation transaction by helping retain and stabilize the management team during periods of uncertainty.
■	Preserve the objectivity of the Company’s management team if they are negotiating and executing a consolidation transaction.
■	Keep the management team focused on the Company’s business instead of their personal financial situation.
The Company elects to provide post-employment compensation to the executives on a case-by-case basis as the employment market, the qualifications of potential employees, and the Company’s hiring needs dictate. See “Executive Compensation—Potential Payments upon Termination” for additional information on separation payments and benefits for the NEOs.
In February 2022, Mr. Reddy notified the Company of his decision to resign as CFO effective March 27, 2022.
Tax and Accounting Considerations
The Compensation Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation programs. The Compensation Committee designs and administers compensation programs that it believes are in the best interests of the Company and its stockholders.
  2023 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership, Clawback, and Other Policies
To further align the senior executives’ interests with those of the Company's stockholders, the Company maintains stock ownership guidelines (the “guidelines”). The guidelines provide that, within three years of the year in which the executive first becomes subject to the guidelines, the executive should seek to establish holdings in the Company’s stock equal in value to a multiple of his or her annual base salary as follows:
Senior Executive	Ownership Guideline Multiple
CEO	6x base salary
Other Senior Executives	2x base salary
All types of equity holdings, with the exception of stock options and performance-based stock units, are included in determining ownership under the guidelines. Each current NEO is in compliance, or on target to achieve compliance, with the guidelines.
The Company’s securities trading policy requires executives and directors to consult the Company prior to engaging in transactions involving the Company’s common stock. In order to protect the Company from exposure under insider trading laws, executives and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The Company’s securities trading policy prohibits directors and executives from pledging, hedging or monetization transactions including, but not limited to, transactions involving the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars and other derivative instruments, or transactions involving the establishment of a short position in the Company’s securities.
To promote the highest level of financial integrity and ethical behavior, and to discourage excessive risk-taking, in 2021, the Board adopted an Incentive Compensation Clawback Policy (the “clawback policy”) that allows the Board to recoup certain incentive-based compensation in the event of a material restatement of the Company’s financial statements or specific acts of improper conduct. Specifically, any performance-based compensation, including equity compensation and short-term incentive cash compensation, is subject to recoupment in the event of a material restatement of the Company’s financial statements or if the recipient engaged in fraud, willful misconduct or certain other acts that constitute “improper conduct” under the clawback policy. In the event of a material restatement, each officer of the Company, as well as each employee whose fraud or willful misconduct resulted in the material restatement, would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the material restatement that the Board determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine the compensation. In the event of fraud, willful misconduct, or certain other improper conduct—including violation of an employment agreement or Company policy (including the Code of Business Conduct and Ethics), disclosure of confidential information or trade secrets, or violation of any non-solicitation or non-competition covenant—the employee engaging in such conduct would forfeit the amount of any incentive-based compensation paid during the period commencing one year prior to the improper conduct and continuing until the time the improper conduct is discovered, to the extent that the Board determines is appropriate under the circumstances. The clawback policy affords the Board broad discretion to determine the amount and extent of any clawback. The Compensation Committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend the clawback policy in accordance with the final rules when the NYSE adopts its final listing standards.
The Compensation Committee does not employ any form of wealth tally; it believes that grants to executives should be made based on individual and Company performance factors and market compensation conditions at the time of grant, as described herein.
46 |   2023 Proxy Statement

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023.
THE COMPENSATION COMMITTEE
Arik Ruchim (Chair)
Ben Baldanza
Esi Eggleston Bracey
Enrique Ramirez
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee serves, or has served, as an officer or employee of the Company. In addition, no interlocking relationship exists between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during 2022.
COMPENSATION POLICIES AND RISK MANAGEMENT PRACTICES
The Compensation Committee has reviewed the Company’s compensation policies and practices for all of the Company’s employees, including non-executive officers, and determined that the policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company’s annual incentives and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. The Company has discretion to reduce annual incentive payments (or pay no annual incentive) based on individual performance or any other factors it may determine to be appropriate in the circumstances.
  2023 Proxy Statement | 47

EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following table summarizes the compensation paid by the Company to (i) the CEO, (ii) the CFO, (iii) Chief Legal Officer, (iv) the former CFO, and (v) former interim CFO.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Selim Bassoul President & CEO	2022	1,550,000	—	33,329(5)	340,446	—	1,923,775
	2021	178,846	469,471	11,014,293	—	269,975	11,932,585
Gary Mick CFO	2022	256,154	—	692,494	34,445	146,653	1,129,656
Aimee Williams-Ramey Chief Legal Officer and Corporate Secretary	2022	188,462	—	438,889	25,274	—	652,625
Stephen Purtell Former Interim CFO and current Senior Vice President Corporate Communications, Investor Relations and Treasurer	2022	400,000	—	202,188	36,607	180,681	819,476
Sandeep Reddy Former EVP & CFO	2022	265,000	—	—	—	12,200	277,200
	2021	647,500	—	399,970	877,500	35,701	1,960,671
	2020	240,000	—	1,800,023	—	—	2,040,023
(1)
Mr. Reddy resigned as CFO effective March 27, 2022. Mr. Purtell served as Interim CFO from March 27, 2022 through June 1, 2022. Mr. Mick became CFO effective June 1, 2022. Ms. Williams-Ramey became Chief Legal Officer and Corporate Secretary effective June 13, 2022.

(2)
The dollar amount represents the aggregate grant date fair value of the RSU awards granted computed in accordance with the stock-based accounting rules (Financial Accounting Standards Board ASC Topic 718). The assumptions used in the calculation of these amounts are discussed in Note 10 to the Company’s consolidated financial statements included in the Form 10-K. No value is reflected for the PSUs granted in 2021 and 2022 because, on the grant date, achievement of the performance conditions was not probable. Assuming the highest level of performance under the 2021 and 2022 PSU awards is achieved, calculated by multiplying the closing price of the Company’s common stock on the grant date, (i) Mr. Bassoul’s 2021 PSU award is valued at $52,272,000, (ii) Mr. Mick’s 2022 PSU awards are valued at $6,400,000, (iii) Ms. Williams-Ramey’s 2022 PSU award is valued at $4,435,200, (iv) Mr. Purtell’s 2021 PSU award is valued at $674,000 and his 2022 award is valued at 1,617,600, and (v) Mr. Reddy’s 2021 PSU award is valued at $799,939. The 2021 value shown for Mr. Bassoul includes $279,976, which represents the value of restricted stock awards granted for Mr. Bassoul’s service as a director on the Board and as Non-Executive Chairman prior to becoming CEO.

(3)
Represents amounts awarded under the Company’s annual incentive program. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives” for details regarding the annual incentives.

(4)
The values shown for 2022 are as follows: (i) for Mr. Mick, $146,653 in relocation expenses; (ii) for Mr. Purtell, $12,200 in 401(k) Plan matching contributions and $168,481 in relocation expenses; and (iii) for Mr. Reddy, $12,200 in 401(k) Plan matching contributions.

(5)
Reflects the grant date value of 1,141 RSU’s granted to Mr. Bassoul in respect of his service as Non-Executive Chairman for the period February-May 2021, which grant was inadvertently delayed due to administrative error. Such RSUs vest on the first anniversary of the date of grant.

48 |   2023 Proxy Statement

EXECUTIVE COMPENSATION
2022 Grants of Plan-Based Awards
The following table provides information on equity and non-equity awards granted in 2022 to each of the named executive officers:
		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards: No. of Shares of Stock or Units			All Other Stock Awards: No. of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target (#)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Selim Bassoul	—	1,162,500	2,325,000	4,650,000	—	—	—
	5/13/2022(2)	—	—	—	—	—	—	1,141	33,329
Gary Mick	—	202,500	405,000	810,000	—	—	—	—	—
	6/1/2022(3)	—	—	—	—	—	—	13,675	399,994
	6/1/2022(3)	—	—	—	—	—	—	10,000	292,500
	6/1/2022(4)	—	—	—	20,513	41,025	164,100	—	—
	11/8/2022(4)	—	—	—	10,040	20,080	80,320	—	—
Aimee Williams-Ramey	—	157,500	315,000	630,000	—	—	—	—	—
	6/13/2022(3)	—	—	—	—	—	—	8,542	202,189
	6/13/2022(3)	—	—	—				10,000	236,700
	6/13/2022(4)	—	—	—	17,085	34,169	136,676		—
	11/8/2022(4)	—	—	—	7,530	15,060	60,240		—
Stephen Purtell	—	125,000	250,000	500,000	—	—	—	—	—
	3/8/2022(3)	—	—	—	—	—	—	5,207	202,188
	3/8/2022(4)	—	—	—	10,415	20,829	41,658	—	—
Sandeep Reddy(5)	—	—	—	—	—	—	—	—	—
(1)
Represents potential opportunity under the Company’s 2022 Annual Incentive Plan. Based on the Company’s actual results in 2022 as compared to the plan’s performance goals, each NEO earned and was paid an amount equal to 14.64% of their target award opportunity. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives” for details regarding the annual incentive.

(2)
Represents RSUs granted to Mr. Bassoul in respect of his service as Non-Executive Chairman for the period February-May 2021, which grant was inadvertently delayed due to administrative error. Such RSUs vest on the first anniversary of the date of grant.

(3)	Represents RSUs that vest on each of the first three anniversaries of the grant date.
(4)
Represents PSUs that vest based on achievement of performance goals for the 2022-2024 performance period as described in the Compensation Discussion and Analysis above. A zero value was included for the PSUs because the awards were not considered probable of being earned on the grant date.

(5)	Mr. Reddy did not receive any equity grants in 2022 since he resigned effective March 27, 2022.
(6)
The amounts in the table reflect the full grant date fair value of RSUs and PSUs computed in accordance with the requirements of FASB ASC Topic 718. The grant date fair value of RSUs is based on the closing price of our common stock on the date of grant.

  2023 Proxy Statement | 49

EXECUTIVE COMPENSATION
2022 Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the total outstanding equity awards as of January 1, 2023, for each of the named executive officers:
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Selim Bassoul	11/15/2021	—	—	—	—	—	246,426(3)	5,729,405	—	—
	11/15/2021	—	—	—	—	—	—	—	50,000	1,162,500
	5/13/2022(4)	—	—	—	—	—	1,141	26,528	—	—
Gary Mick	6/1/2022	—	—	—	—	—	13,675(5)	317,944	—	—
	6/1/2022	—	—	—	—	—	10,000(5)	232,500	—	—
	6/1/2022	—	—	—	—	—	—	—	20,513	476,927
	11/8/2022	—	—	—	—	—	—	—	10,040	233,430
Aimee Williams-Ramey	6/13/2022	—	—	—	—	—	8,542(5)	198,602	—	—
	6/13/2022	—	—	—	—	—	10,000(6)	232,500	—	—
	6/13/2022	—	—	—	—	—	—	—	17,085	397,226
	11/8/2022	—	—	—	—	—	—	—	7,530	175,073
Stephen Purtell	8/24/2015	2,000	—	—	42.34	8/24/2025	—	—	—	—
	8/24/2016	3,750	—	—	50.39	8/24/2026	—	—	—	—
	1/3/2017	1,500	—	—	60.06	1/3/2027	—	—	—	—
	2/8/2017	3,000	—	—	60.80	2/8/2027	—	—	—	—
	8/30/2017	12,000	—	—	53.12	8/30/2027	—	—	—	—
	8/30/2018	15,000	—	—	65.27	8/30/2028	—	—	—	—
	8/30/2019	18,750	6,250(7)	—	59.17	8/30/2029	—	—	—	—
	5/6/2020	—	—	—	—	—	5,901(5)	137,198	—	—
	1/4/2021	—	—	—	—	—	3,013(5)	70,052	—	—
	3/8/2021	—	—	—	—	—	2,245	52,196	—	—
	3/8/2021	—	—	—	—	—	—	—	1,684	39,153
	8/2/2021	—	—	—	—	—	3,627(3)	84,328	—	—
	3/8/2022	—	—	—	—	—	5,207(6)	121,063	—	—
	3/8/2022	—	—	—	—	—	—	—	10,415	242,149
Sandeep Reddy(8)	—	—	—	—	—	—	—	—	—	—
(1)	The market value of stock awards is the number of shares shown in the table multiplied by $23.25, the closing price per share of the Company’s common stock on December 30, 2022.
(2)
Amount represents the threshold number of shares that may be issued under PSU awards assuming achievement of the established threshold performance goals. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity.”

(3)	Represents RSUs that vest in full on the third anniversary of the grant date.
(4)
Represents RSUs granted to Mr. Bassoul in respect of his service as Non-Executive Chairman for the period February-May 2021, which grant was inadvertently delayed due to administrative error. Such RSUs vest on the first anniversary of the date of grant.

(5)	Represents RSUs that vest in equal installments on each of the first three anniversaries of the grant date.
(6)	Represents RSUs that vest 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant.
(7)	Represents options to purchase common stock that will vest on August 30, 2023.
(8)	All unvested equity awards for Mr. Reddy were forfeited upon his resignation on March 27, 2022.
50 |   2023 Proxy Statement

EXECUTIVE COMPENSATION
2022 Option Exercises and Stock Vested
The following table provides information on the number of shares acquired by each named executive officer upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax. No named executive officers exercised stock options during 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
Selim Bassoul	6,457	222,508
Gary Mick	—	—
Aimee Williams-Ramey	—	—
Stephen Purtell	9,600	304,392
Sandeep Reddy	2,664	103,443
(1)	The amount for Mr. Purtell includes the distribution of dividend equivalent rights that had accumulated with respect to stock options vesting during 2022.
(2)	The amount for Mr. Bassoul is in respect of Board of Director equity retainer grants from May 2021
(3)
Represents the value calculated by multiplying the number of shares acquired by the closing price of the Company’s common stock on the vesting date (or the previous trading day if the vesting date was not a trading day).

Fiscal 2022 Non-Qualified Deferred Compensation
The Company maintains a Supplemental 401(k) Plan that covers selected employees, including the named executive officers. The Supplemental 401(k) Plan provides participants the opportunity to defer a portion of their compensation without such portion being limited by Internal Revenue Code restrictions applicable to the Company’s 401(k) Plan. Effective January 1, 2021, the Supplemental 401(k) was amended and restated including to eliminate a fixed Company contribution rate. Amounts credited to a named executive officer under the Supplemental 401(k) Plan, adjusted for earnings or losses, will generally be distributed on the last business day of the sixth month following the month in which the participant has a separation of service (for purposes of the Internal Revenue Code) from the Company.
The following table sets forth information concerning the named executive officers’ participation in the Supplemental 401(k) Plan during fiscal 2022:
Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Fiscal Year End(2) ($)
Selim Bassoul	—	—	—	—	—
Gary Mick	—	—	—	—	—
Aimee Williams-Ramey	—	—	—	—	—
Stephen Purtell	—	—	—	—	—
Sandeep Reddy	10,000	—	178,913	794,245	0
  2023 Proxy Statement | 51

EXECUTIVE COMPENSATION
Description of Employment Agreements
The Company enters into employment agreements with its named executive officers providing for base salary, annual incentive target opportunities, and compensation upon certain terminations of employment as described above and in “—Potential Payments upon Termination.”
In connection with his appointment as President and CEO of the Company, the Company entered into an employment agreement with Mr. Bassoul (the “Bassoul Employment Agreement”) dated November 14, 2021 (the “Bassoul Effective Date”). The Bassoul Employment Agreement provides for a term that commenced on the Bassoul Effective Date and terminates on December 31, 2024, unless the relationship is extended by mutual agreement or earlier terminated in accordance with the terms of the Bassoul Employment Agreement. The Bassoul Employment Agreement provides for, among other things, a base salary of $1,550,000 and a target annual incentive opportunity of 150% of base salary. Pursuant to the Bassoul Employment Agreement, Mr. Bassoul was entitled to a relocation allowance of up to $165,000, in accordance with the Company’s policies. In addition, pursuant to the Bassoul Employment Agreement, Mr. Bassoul committed to purchase an aggregate of $10,000,000 of Company common stock in open market purchases within 30 days of the Bassoul Effective Date.
In connection with Mr. Mick’s appointment as Chief Financial Officer, the Company and Mr. Mick entered into an employment agreement, dated May 31, 2022, that provides for, among other things, a base salary of $450,000 per year, an annual bonus opportunity with a target of 90% of his base salary, and payment or reimbursement of reasonable relocation expenses.
In connection with Ms. Williams-Ramey appointment as Chief Legal Officer and Corporate Secretary, the Company and Ms. Williams-Ramey entered into an employment agreement, dated June 13, 2022, that provides for, among other things, a base salary of $350,000 per year and an annual bonus opportunity with a target of 90% of her base salary.
The Company entered an employment agreement with Mr. Stephen Purtell on January 3, 2017. The agreement provided for an initial base salary of $325,000 per year, which has since been increased to $400,000, and an annual bonus opportunity with a target of 50% of his base salary, which has since been increased to 62.5%.
Pursuant to each employment agreement, the executive is entitled to participate in or receive benefits under the employee benefits programs of the Company, including the Company’s life, health, and disability programs, as well as to receive reimbursement of business expenses incurred during their employment. The employment agreements also contain provisions for separation payments and benefits upon certain types of termination of employment, as well as customary non-competition, non-solicitation, indemnification, confidentiality, mutual non-disparagement and proprietary information provisions. For a description of separation payments and benefits provided by these employment agreements, see “—Potential Payments upon Termination.”
52 |   2023 Proxy Statement

EXECUTIVE COMPENSATION
Potential Payments upon Termination
Potential Payments upon Termination of Current Named Executive Officers
Each of the named executive officers employed at the end of 2022 had provisions in their employment agreements providing for separation payments and benefits upon certain types of termination of employment. Upon a current named executive officer’s termination of employment, including for cause, such executive is generally entitled to unpaid earned salary and unpaid benefits.
Payments upon Death or Disability
In the event of termination of a current named executive officer’s employment due to death or disability, the executive would be entitled to receive the benefits outlined below:
Benefit	All Current NEOs
Lump sum payment (disability only)	1x base salary (2x for CEO) 1x target annual incentive (2x for CEO)
Unpaid bonus for prior fiscal year	Yes
Annual incentive (prorated)	Yes
Time-vested equity awards vest (excludes performance-based awards)	Yes
Termination Without Cause or for Good Reason
If a current named executive officer’s employment is terminated without cause or a named executive officer resigns for good reason, in addition to any other rights or benefits to which the executive is entitled in the ordinary course, such as accrued payments and benefits, the executive would be entitled to receive the benefits outlined below (subject to execution of a release of claims):
Benefit	Current NEOs
Lump sum payment	1x base salary (2x for CEO) 1x annual target incentive (2x for CEO)(1)
Annual incentive (prorated)	Yes
Unpaid bonus for prior fiscal year	Yes
Continued healthcare coverage(2)	3 to 18 months
Time-vested equity vests	For awards scheduled to vest within 12 months following termination, yes(3)(4)
Executive outplacement services	Yes (other than Mr. Bassoul) for up to $10,000
(1)
In the event of a termination without cause or by an NEO for good reason following a change in control of the Company, the lump sum payments payable to Messrs. Mick and Purtell and to Ms. Williams-Ramey, would be equal to 2x their respective base salaries and annual target incentives.

(2)
The executive may instead receive a lump sum payment at the Company’s discretion (with such cash lump sum equal to (x) 24 (for Mr. Bassoul) or three (for the other named executive officers) multiplied by (y) the excess of the monthly applicable COBRA premium as of the termination date for healthcare coverage the executive had from the Company immediately prior to the termination date over the monthly dollar amount the executive would have paid to the Company for such health care coverage if the executive had remained employed (for three months, for the named executive officers other than Mr. Bassoul) following the termination date). Mr. Bassoul is entitled to continued healthcare coverage for 18 months, Mr. Purtell is entitled to continued healthcare coverage for 12 months and Mr. Mick and Ms. Williams-Ramey are entitled to continued healthcare coverage for 3 months.

(3)
Mr. Bassoul’s RSUs granted in connection with his becoming CEO fully vest. Mr. Bassoul will be entitled to receive settlement of any previously earned PSUs and, in the event such termination of employment occurs on or after July 1st of any year during the performance period, any PSUs that become earned in the year of such termination. Subject to the Compensation Committee’s discretion to accelerate vesting, all unvested PSUs are immediately forfeited upon termination of employment for any reason. Mr. Bassoul is not entitled to additional benefits in the event his employment is terminated in connection with a change in control.

  2023 Proxy Statement | 53

EXECUTIVE COMPENSATION
(4)
In the event of a termination without cause or by an NEO for good reason following a change in control of the Company, all time-vested equity awards will immediately vest for Messrs. Mick and Purtell and Mr. Williams-Ramey.

The following terms are generally defined in the employment agreements for the current named executive officers as follows:
Term	Definition
Cause	■
continued failure (except where due to physical or mental incapacity) to (i) endeavor in good faith to substantially perform executive’s duties (with respect to Mr. Bassoul); or (ii) perform executive’s duties (with respect to the other named executive officers), in each case of (i) and (ii), after written notice from the Company requesting such compliance and specifying executive’s alleged noncompliance;

	■	executive’s failure to comply with any valid and legal directive of the CEO (for named executive officers other than Mr. Bassoul, subject to a five-day cure period for Ms. Williams-Ramey);
	■	material malfeasance or gross neglect in the performance of executive’s duties;
	■	conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony;
	■	commission of fraud or embezzlement against the Company or an affiliate constituting a crime (for Mr. Bassoul);
	■	engagement in illegal conduct, embezzlement, misappropriation, or fraud, whether or not related to executive’s employment with the Company (for the named executive officers other than Mr. Bassoul);
■
material breach of any material provision of executive’s employment agreement (as determined in good faith by the Board) that is not remedied within fifteen days after (i) written notice from the Company specifying such breach and (ii) the opportunity to appear before the Board;

	■	material violation of a material Company policy that causes demonstrable damage to the Company, which damage is not insignificant (for Mr. Bassoul);
■
violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct (for the named executive officers other than Mr. Bassoul);

	■	willful unauthorized disclosure of confidential information (for the named executive officers other than Mr. Bassoul);
■
continued failure to cooperate in any audit or investigation involving the Company or its or their financial statements or business practices that is not remedied within fifteen days of written notice from the Company specifying such failure; or

	■	actual gross misconduct that the Board determines in good faith adversely and materially affects the business or reputation of the Company.
54 |   2023 Proxy Statement

EXECUTIVE COMPENSATION
Term	Definition
Good Reason (without the executive’s express written consent)	■
material diminution in employment duties, responsibilities or authority, or the assignment to executive of duties that are materially inconsistent with his or her position (and removal as CFO for Mr. Mick and Chief Legal Officer and Corporate Secretary for Ms. Williams-Ramey);

■
reduction in base salary (material reduction other than a general reduction in base salary (of less than 5% for Ms. Williams-Ramey) that affects all similarly situated executives, with respect to Mr. Mick and Ms. Williams-Ramey) or target annual incentive;

■
material breach by the Company of (i) the compensation or indemnification provisions (for Mr. Mick and Ms. Williams-Ramey) or (ii) any provision (for Mr. Bassoul) of executive’s employment agreement; or

	■	relocation of executive’s principal business location outside of a fifty mile radius from Arlington, Texas (Ms. Williams-Ramey only)
■
with respect to Mr. Bassoul only:
o removal as CEO or an adverse change in reporting obligations,
o reduction in minimum or maximum annual incentive, or
o failure of the Company to nominate him for election as a member of the Board or the failure of the Company to use efforts consistent with the Company’s efforts with respect to other members of the Board slate to encourage the Company’s stockholders to elect him to the Board once nominated.

An executive’s employment may terminate for “good reason” only if (i) within 90 days of the date executive has actual knowledge of the occurrence of an event of “good reason,” he or she provides written notice to the Company specifying such event, (ii) the Company does not cure such event within 5 (with respect to Mr. Bassoul) or 10 (with respect to Messrs. Mick and Purtell, and Ms. Williams-Ramey) business days of such notice if the event is nonpayment of an amount due to executive, or within 60 days of such notice for other events, and (iii) executive terminates executive’s employment within 30 business days of the end of such cure period.

  2023 Proxy Statement | 55

EXECUTIVE COMPENSATION
Potential Payments upon Termination of Employment or Change in Control
The table below illustrates payments that would be made to a current named executive officer employed at the end of 2022 if his or her employment terminated due to a termination for death or disability, without cause, or for good reason on December 31, 2022. The amounts shown and discussed in this section assume there is no earned but unpaid base salary, annual incentive or expenses at the time of termination. This table is intended only for illustrative purposes; the rights and benefits due to any executive upon an actual termination of employment can be determined only at the time of such event, based on circumstances then existing and arrangements then in effect.
Executive	Cash Separation Payments ($)	Vesting of Equity(1) ($)	Benefit Payments / Outplacement Services(2) ($)	Total ($)
Selim Bassoul
Death	—	5,906,059	—	5,906,059
Disability	7,750,000	5,906,059	—	13,656,059
Without Cause or for Good Reason — No Change in Control	7,750,000	5,906,059	42,797	13,698,856
Without Cause or for Good Reason — Change in Control	7,750,000	5,906,059	42,797	13,698,856
Gary Mick
Death	—	540,440	—	540,440
Disability	855,000	540,440	—	1,395,440
Without Cause or for Good Reason — No Change in Control	855,000	183,466	17,133	1,055,599
Without Cause or for Good Reason — Change in Control	1,710,000	540,400	17,133	2,267,533
Aimee Williams-Ramey
Death	—	431,102	—	431,102
Disability	665,000	431,102	—	1,096,102
Without Cause or for Good Reason — No Change in Control	665,000	124,318	10,000	799,318
Without Cause or for Good Reason — Change in Control	1,330,000	431,102	10,000	1,771,102
Stephen Purtell
Death	—	464,837	—	464,837
Disability	650,000	464,837	—	1,114,837
Without Cause or for Good Reason — No Change in Control	650,000	231,733	38,531	920,264
Without Cause or for Good Reason — Change in Control	1,300,000	464,837	38,531	1,803,368
(1)	The amounts include the value of the unvested portion of the time-vested RSUs that would accelerate upon termination.
(2)
Amounts reflect the total applicable COBRA premium that would be paid to the NEO for healthcare coverage the NEO had from the Company immediately prior to the termination date, plus $10,000 for outplacement services for each of Messrs. Mick and Purtell and Ms. Williams-Ramey.

56 |   2023 Proxy Statement

EXECUTIVE COMPENSATION
Pay Versus Performance

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” (CAP) to our CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our total shareholder return (TSR), the TSR of the S&P Entertainment Movies & Entertainment Index over the same period, our net income, and our financial performance measure for compensatory purposes, Adjusted EBITDA.
Pay Versus Performance Table
							Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for First CEO(1)	Compensation Actually Paid to First CEO(2)	Summary Compensation Table Total for Second CEO(1)	Compensation Actually Paid to Second CEO(2)	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(2)	TSR(4)	Peer Group TSR	Net Income (loss) ($ in thousands)(5)	Adjusted EBITDA ($ in thousands)(6)
2022	$0	$0	$1,923,775	($2,898,871)	$719,739	($309,341)	$52	$68	$108,928	$464,804
2021	$9,399,146	$4,272,063	$11,932,585	$11,876,588	$2,558,621	$2,705,666	$95	$136	$129,923	$498,136
2020	$7,246,316	$13,493,190	$0	$0	$1,577,395	$1,920,050	$76	$139	($423,380)	($231,000)
(1)
Mr. Michael Spanos served as CEO in fiscal 2020 and through November 14, 2021 in fiscal 2021. Mr. Selim Bassoul served as CEO in fiscal 2022 and from November 14, 2021 through December 31, 2021 in fiscal 2021.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation methodologies used to calculate such fair values did not materially differ from those disclosed at the time of grant. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award. The following table details these adjustments:

Year	NEO Status	Summary Compensation Table Total	Subtract Grant Date Fair Value of Stock & Option Awards Reported in the Summary Compensation Table	Add Year End Fair Value of Awards Granted that are Outstanding and Unvested	Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested	Value as of Vesting Date of Equity Awards Granted and Vested	Change in Value of Equity Awards Granted in Prior Years that Vested	Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest	Value of Dividends or Earnings Paid on Stock or Option Awards not Otherwise Reflected in Value or Total Compensation	Compensation Actually Paid
2022	CEO2	$1,923,775	$33,329	$26,528	($4,763,415)	$0	($52,431)	$0	$0	($2,898,871)
2022	Other NEOs	$719,739	$333,393	$275,652	($67,782)	$0	($25,355)	($878,202)	$0	($309,341)
2021	CEO2	$11,932,585	$11,014,293	$10,767,758	$0	$106,620	$83,917	$0	$0	$11,876,588
2021	CEO1	$9,399,146	$3,237,810	$0	$0	$473,041	$2,315,807	($4,678,122)	$0	$4,272,063
2021	Other NEOs	$2,558,621	$399,970	$170,171	$327,201	$51,389	$237,433	($239,177)	$0	$2,705,666
2020	CEO1	$7,246,316	$6,306,400	$10,762,744	$1,429,592	$0	$350,080	$0	$10,858	$13,493,190
2020	Other NEOs	$1,577,395	$971,208	$1,195,000	$39,699	$52,209	$64,026	($37,070)	$0	$1,920,050
(3)
In 2022, the other NEOs were Mr. Gary Mick, Ms. Aimee Williams-Ramey, Mr. Stephen Purtell, and Mr. Sandeep Reddy. In 2021, the other NEOs were Mr. Reddy and Ms. Laura Doerre. In 2020, the other NEOs were Mr. Reddy, Mr. Marshall Barber, Mr. Lenny Russ, Ms. Doerre, Ms. Katherine Aslin and Mr. Brett Petit.

(4)
TSR is determined based on the value of an initial fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The TSR peer group consists of the S&P Entertainment Movies & Entertainment Index.

(5)	Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(6)	See Appendix B for the definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.
  2023 Proxy Statement | 57

EXECUTIVE COMPENSATION
Relationship Between Compensation Actually Paid and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our Compensation Discussion and Analysis on page 35. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and, as such, the CEO and non-CEO CAP each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO CAP and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Adjusted EBITDA.

CAP vs. TSR
$139.1
$135.7
$67.5
$13.5M
$76.4
$95.3
$11.9M
$4.3M
Plot Area
$2.7M
$1.9M
$52.1
-$0.3M
-$2.9M
2020
2021
2022
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-CEO NEO)
Company TSR
Peer Group TSR

CAP vs. Adjusted EBITDA
-$231.0M
Plot Area
$498.1M
$464.8M
$13.5M
$11.9M
$4.3M
$1.9M
$2.7M
-$0.3M
-$2.9M
2020
2021
2022
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-CEO NEO)
Adjusted EBITDA (millions)

CAP vs. Net Income
-$423.4M
$129.9M
$108.9M
$13.5M
$11.9M
Plot Area
$4.3M
$1.9M
$2.7M
-$0.3M
-$2.9M
2020
2021
2022
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (millions)

2022 Performance Measures
As noted above, the Compensation Committee believes in a holistic evaluation of the NEOs’ and the Company’s performance and uses a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2022 compensation decisions are listed in the table to below, each of which is described in more detail in the CD&A under the section “2022 Compensation Program Element”.
Most Important Performance Measures
Adjusted EBITDA
Modified Cash Flow
Total Shareholder Return (TSR)
58 |   2023 Proxy Statement

EXECUTIVE COMPENSATION
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following information explains the relationship of the annual total compensation of the Company’s median employee to the annual total compensation of the Company’s CEO for 2022. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions, or estimates in calculating their CEO pay ratio. Accordingly, CEO pay ratio disclosures may involve a degree of imprecision and may be inconsistent in methodology among different companies. Therefore, the CEO pay ratio disclosed by other companies may not be comparable to the Company’s CEO pay ratio as disclosed below. The Company’s pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s internal records and the methodology described below.
Total Compensation
CEO	$1,923,775

Median Employee (full-time + seasonal)	$3,034
Ratio	634:1
The Company’s operations rely heavily on seasonal, entry-level employees, some of whom work only one or two months per year. Consequently, the Company considers a comparison to only full-time employees to be more reflective of the relationship between CEO pay and median employee pay. At the time this calculation was made, seasonal employees accounted for 95% of the Company’s workforce. When factoring only full-time employees, the CEO to median employee ratio was 35 to 1 (calculated based on the median employee of the full-time employee population as of November 12, 2022, whose total annual compensation was calculated in the same manner as the CEO's compensation, as set forth in the Summary Compensation Table).
To identify the median of all employees, the Company used the gross annual earnings reported to taxing authorities (for example, in the U.S., information reported on W-2s), and ranked employees from highest to lowest for all employees as of November 12, 2022. In calculating these amounts for non-U.S. employees, the Company converted Canadian dollars to U.S. dollars and Mexican pesos to U.S. dollars utilizing price level ratios of the purchasing power parity conversion factors published by the World Bank. Without the purchasing power adjustments, the median employee of all employees was a seasonal employee with total compensation of $2,591, and the estimated CEO to median employee ratio was 742 to 1 (full-time and seasonal employees).
  2023 Proxy Statement | 59

TRANSACTIONS WITH RELATED PERSONS
Policy and Procedures Regarding Transactions with Related Persons
The Board has adopted a written policy providing that the Nominating and Corporate Governance Committee will review and approve or ratify transactions in which the Company participates and in which a related party has or will have a direct or indirect material interest. Under the policy, the Nominating and Corporate Governance Committee will obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Nominating and Corporate Governance Committee may approve a related party transaction that it determines is in the best interests of the Company. In particular, the policy requires the Nominating and Corporate Governance Committee to consider the overall fairness to the Company, the nature of the related party’s interest in the transaction, whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company, the importance of the transaction to both the Company and the related party, and any other matters the Nominating and Corporate Governance Committee deems appropriate. A “related party” is any person who is or was at any time since the beginning of the Company’s most recently completed fiscal year, a director or director nominee, an executive officer, a holder of more than 5% of the Company’s common stock, or an immediate family member or any entity owned or controlled by any of the foregoing persons. In certain circumstances, it may not be practical for the Nominating and Corporate Governance Committee to review in advance a particular related party transaction. In such instances, management must bring the related party transaction to the Nominating and Corporate Governance Committee for its ratification, and management will be required to make such changes, if any, as the Nominating and Corporate Governance Committee directs.
Transactions with Related Persons
During fiscal 2022, except as described below, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. In January 2022, Company entered into agreement with a Diversey Holdings, Ltd. (the “Diversy Agreement”) for the exclusive supply of specified cleaning products. Mr. Bassoul serves as a director of Diversy Holdings Ltd. The agreement is for a three-year term, however, the Company is not obligated to purchase any minimum amount of product. The Nominating and Corporate Governance Committee approved the Diversy Agreement, having concluded that the agreement was entered into on an arm’s length basis, and on terms that are entirely fair to the Company and did not give rise to any conflicts of interest. In 2022, the Company purchased approximately $375,000 of products under the Diversy Agreement.
60 |   2023 Proxy Statement

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is asking stockholders to approve, on a non-binding, advisory basis, the 2022 compensation of the named executive officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. This proposal is commonly known as the Say-on-Pay proposal because it gives stockholders a direct opportunity to express their approval or disapproval to the Company regarding its pay practices.
This Say-on-Pay proposal is intended to address the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement. The Company uses a mix of incentive compensation programs to attract and retain key executives, reward achievement of the Company’s short-term and long-term business goals, and align the executives’ interests with those of the Company’s stockholders to create long-term sustainable value.
The Company’s 2022 Say-on-Pay vote received strong support by stockholders, which the Company attributes to the decisive steps taken following the 2021 Say-on Pay vote which did not generate the same level of support. In 2022, the Company implemented a long-term equity incentive award mix for NEOs that places more emphasis on PSUs (weighted at 80%) than RSUs (weighted at 20%) and add ESG achievement metrics to the performance goals under the PSU awards. The Company's executive compensation program prioritizes:
■	Incentivizing executives to remain focused on drivers of sustainable performance over the long-term;
■	Adopting policies and practices that strongly link pay to performance without encouraging excessive risk-taking;
■	Retaining high-performing executives; and
■	Aligning executives’ long-term interests with those of stockholders through robust stock ownership guidelines.
The Compensation Committee is and will remain firmly committed to the ongoing evaluation and improvement of the Company's executive compensation program, informed by an ongoing discussion with the Company's stockholders.
As an advisory vote, this Say-on-Pay vote is not binding on the Company. However, the Company values the opinions expressed by its stockholders, and the Compensation Committee will carefully review and take into account the results of the vote when designing and considering future executive compensation arrangements.
Required Vote
The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve, on an advisory basis, the compensation paid to executive officers for 2022 in this Proposal 2.
FOR ✔
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2022, AS DISCLOSED PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND NARRATIVE DISCUSSION INCLUDED IN THIS PROXY STATEMENT.

  2023 Proxy Statement | 61

PROPOSAL 3:
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company’s stockholders have the opportunity to cast an advisory vote on how often the Company should include a "Say on Pay" proposal (such as Proposal 2) in its proxy materials for future annual meetings of stockholders. Stockholders may vote to have the "Say-On-Pay" proposal included every year, every two years or every three years. Section 14A of the Exchange Act requires the Company to submit this advisory vote on the frequency of the advisory vote on executive compensation to stockholders at least once every six years. Accordingly, it is expected that the next advisory vote on the frequency of the advisory vote on executive compensation will occur at the annual meeting of stockholders in 2029.
The Board recommends that an advisory vote on executive compensation be conducted every year. While the Company believes that its executive compensation program closely links executive compensation to the Company’s financial performance and aligns the interests of the Company’s executive officers with those of the Company’s stockholders, an annual advisory vote on executive compensation is a good corporate governance practice because it will allow the Company’s stockholders to provide the Company with their input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement every year and enhance accountability for the Company’s compensation practices.
The Company believes that an advisory vote on executive compensation is an effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and the Company looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held.
As an advisory vote, the frequency of the Say-on-Pay vote is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by its stockholders, and the Compensation Committee will carefully review and take into account the results of the vote when making future decisions regarding the frequency of conducting an advisory vote on executive compensation.
Required Vote
The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve, on an advisory basis, the holding of an advisory vote on executive compensation every year in this Proposal 3.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ON PROPOSAL 3 TO APPROVE THE HOLDING OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.
62 |   2023 Proxy Statement

PROPOSAL 4:
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENT TO AMEND BYLAWS
The Board recommends that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate the supermajority voting requirement in the Charter for stockholders to amend the Company’s Bylaws.
At the 2022 annual meeting, the Board’s same proposal to amend the Charter received the support of the holders of approximately 99% of the votes cast at the meeting and approximately 73% of the outstanding shares of the Company’s common stock. Since the Charter requires the affirmative vote of at least 75% of the shares of the Company’s outstanding common stock entitled to vote generally in the election of directors to approve a proposal to amend the supermajority voting requirement, the proposal failed to receive the required vote. Considering the recent vote received on this proposal and stockholder opinion on this topic, the Board is again proposing to amend the Charter to replace the supermajority voting requirement with a simple majority vote standard to enable stockholders to amend the Company’s Bylaws.
The Board is committed to good corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders. The Charter currently requires that the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock entitled to vote is required to amend the Company’s Bylaws (the “Supermajority Vote Requirement”). The Company established the Supermajority Vote Requirement at a time when it was critical to protect the interests of stockholders by ensuring that fundamental changes to the Bylaws have the support of a broad consensus of all stockholders. After considering the advantages and disadvantages of the Supermajority Vote Requirement, including through dialogue with the Company’s stockholders and review of current governance best practices, the Board has determined it is in the best interests of the Company and its stockholders to amend the Charter to eliminate the Supermajority Vote Requirement and replace it with a simple majority standard (the “Simple Majority Amendment”). Because approval of a majority of the voting power of the Company would still be required to effect action under the revised provision, the Board believes this Simple Majority Amendment affords sufficient protection of stockholder interests while allowing greater participation by the Company’s stockholders in corporate governance matters and being responsive to the prevailing views regarding best corporate governance practices.
If approved, future stockholder-approved amendments to the Bylaws would not be subject to a Supermajority Vote Requirement and instead would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class.
The description of the Simple Majority Amendment is qualified in its entirety by reference to the text of the proposed revision, which is set forth under Article V of the proposed amendment to the Charter attached as Appendix A. The Simple Majority Amendment would become effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting if the Company’s stockholders approve the Simple Majority Amendment.
  2023 Proxy Statement | 63

PROPOSAL 4: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENT TO AMEND BYLAWS
Required Vote
The affirmative vote of holders of at least 75% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors is required to approve the Simple Majority Amendment. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 4.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISION.
64 |   2023 Proxy Statement

PROPOSAL 5:
ADVISORY VOTE TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2023. During 2022, KPMG LLP served as the Company’s independent registered public accounting firm.
Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG LLP or another firm without re-submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to make a statement if they desire to do so and to respond to questions from stockholders.
Required Vote
The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 in this Proposal 5.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
  2023 Proxy Statement | 65

AUDIT, AUDIT-RELATED, AND TAX FEES
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and the annual financial statements of the related entities for the years ended January 1, 2023 and January 2, 2022, as well as fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for those years. The amount shown for Audit Fees for 2021 and 2020 includes the audit of the effectiveness of the Company’s internal controls over financial reporting.
	2022	2021
Audit Fees(1)	$1,905,000	$1,503,000
Audit-Related Services Fees(2)	—	—
Tax Fees(3)	$25,800	—
(1)	In 2022 and 2021, foreign statutory audit fees were converted into US dollars using exchange rates as of January 1, 2023 and January 2, 2022, respectively.
(2)	There were no audit-related services fees incurred in 2022 and 2021.
(3)	Tax fees in 2022 were in respect of Canadian tax compliance services. There were no tax fees incurred in 2021.
All audit and tax services provided by KPMG LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s policy provides for pre-approval of all audit and non-audit services performed by the independent registered public accounting firm on an annual basis to ensure that the services do not impair the firm’s independence. Any individual engagements are required to be separately approved.
66 |   2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of the Record Date, March 15, 2023, except as otherwise noted below, by (a) the members of the Board, (b) each named executive officer listed in the 2022 Summary Compensation Table, (c) all of the Company’s directors and current executive officers as a group, and (d) each person who, to the best of the Company’s knowledge, beneficially owned on that date more than 5% of the outstanding common stock. Unless otherwise indicated, the address for each beneficial owner in the table below is c/o Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011.
Name	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Named Executive Officers
Selim Bassoul(3)	295,031	*
Gary Mick(4)	36,000	*
Aimee Williams-Ramey(5)	—	*
Stephen Purtell(6)	79,026	*
Sandeep Reddy(7)	16,084	*
Non-Employee Directors
Ben Baldanza	30,242	*
Esi Eggleston Bracey	24,485	*
Chieh Huang(8)	—	*
Enrique Ramirez	18,336	*
Arik Ruchim	(9)(12)	*
Marilyn Spiegel(10)	—	*
All current executive officers and directors as a group (9 persons)(11)	404,094	*
5% Holders
H Partners, LP(12)	11,400,000	13.69%
BlackRock, Inc.(13)	10,206,009	12.26%
The Vanguard Group(14)	8,601,813	10.33%
Thunderbird Partners LLP(15)	4,189,620
(1)
Amounts include the number of shares of common stock subject to stock options currently exercisable or exercisable within 60 days of the record date and restricted stock units and performance stock units that vest within 60 days of the record date.

(2)
An asterisk (*) indicates beneficial ownership of less than 1%. The percentage ownership is based on 83,279,273 shares of common stock outstanding as of March 15, 2023. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options that are exercisable, or vesting of restricted stock units or performance stock units, within 60 days.

(3)	Amount excludes 246,426 RSUs that have not vested and will not vest within 60 days of the record date.
(4)	Amount excludes 23,675 RSUs that have not vested and will not vest within 60 days of the record date.
(5)	Amount excludes 18,542 RSUs that have not vested and will not vest within 60 days of the record date.
  2023 Proxy Statement | 67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(6)
Amount includes options to purchase 56,000 shares of Common Stock that are currently exercisable, and excludes 9,499 RSUs and 6,250 options to purchase Common Stock that have not vested and will not vest within 60 days of the record date.

(7)	Mr. Reddy resigned as Executive Vice President and Chief Financial Officers, effective March 27, 2022. Reported holdings are based on a Form 4 filed on March 10, 2022.
(8)	Amount excludes 6,760 RSUs that have not vested and will not vest within 60 days of the record date.
(9)
Mr. Ruchim is a Partner of H Partners Management, LLC, which is the investment manager of H Partners Capital, LLC, the general partner of H Partners, LP. Accordingly, Mr. Ruchim may be deemed to have voting and dispositive power with respect to the shares of common stock held by the managed funds. Information is based on the Form 4, filed with the SEC by Mr. Ruchim on November 22, 2022, which reported 11,400,000 shares beneficially owned, and the information described in footnote (9).

(10)	Amount excludes 2,040 RSUs that have not vested and will not vest within 60 days of the record date.
(11)	Includes all current directors and all current executive officers of the Company.
(12)
Based on Amendment No. 18 to Schedule 13D filed on November 10, 2022, all shares may be deemed to be beneficially owned by H Partners Management, LLC, H Partners Capital, LLC, H Partners, LP, and Rehan Jaffer. H Partners, LP directly beneficially owns 6,977,600 shares and has shared voting power and shared investment power with respect to all such shares. H Partners Capital, LLC, as the general partner of H Partners, LP, may be deemed to beneficially own 6,977,600 shares and may be deemed to have shared voting power and shared investment power with respect to such shares. H Partners Management, LLC, as the investment manager of H Partners Capital, LLC, H Offshore Fund, Ltd. and H Partners Phoenix Capital, LLC, may be deemed to beneficially own 11,250,000 shares and may be deemed to have shared voting power and shared investment power with respect to such shares. Mr. Jaffer, as the managing member of H Partners Management, LLC, H Partners Capital, LLC and H Partners Phoenix Capital, LLC, may be deemed to beneficially own 11,250,000 shares and may be deemed to have shared voting power and shared investment power with respect to such shares. The address for the reporting persons is 888 Seventh Avenue, 29th Floor, New York, New York 10019. Number of shares beneficially owned is based on the Form 4, filed with the SEC by Mr. Ruchim on November 22, 2022.

(13)
Based on Amendment No. 7 to Schedule 13G filed on January 23, 2023, all shares are beneficially owned by BlackRock, Inc. or certain of its subsidiaries. BlackRock, Inc. reported having sole voting power over 9,764,126 shares and sole dispositive power over 10,206,009 shares. The address for the reporting person is 55 East 52nd Street, New York, New York 10055.

(14)
Based on Amendment No. 8 to Schedule 13G filed on February 9, 2023, all shares are beneficially owned by The Vanguard Group or certain of its subsidiaries. The Vanguard Group reported having shared voting power over 65,322 shares, sole dispositive power over 8,464,103 shares, and shared dispositive power over 137,710 shares. The address for the reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(15)
Based on Amendment No. 1 to Schedule 13G filed on February 13, 2023, all shares may be deemed to be beneficially owned by Thunderbird Partners LLP, as investment manager to certain funds (the “Thunderbird Funds”) with respect to shares of Common Stock held directly by the Thunderbird Funds, and David Fear. Thunderbird Partners LLP and David Fear each reported having shared voting power and shared dispositive power over 4,189,620 shares. The address for the reporting person is 110 Park Street, London, United Kingdom W1K6NX.

68 |   2023 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Internet Availability of Proxy Materials
Pursuant to SEC rules, the Company is furnishing proxy materials to its stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March 28, 2023, the Company began mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of the close of business on March 15, 2023, other than to those stockholders who previously requested to receive electronic or paper delivery of communications. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of the proxy materials including this Proxy Statement and the Annual Report for the fiscal year ended January 1, 2023.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Quorum
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of common stock entitled to vote. The shares may be present in person or represented by proxy at the meeting. Abstention votes and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum exists for the Annual Meeting.
Required Vote
Tabulation Treatment
Proposal	Required Vote	Votes Withheld/ Abstentions	Broker Non-Votes
Election of Directors	Plurality of votes cast to elect each director; the seven nominees with the highest number of affirmative FOR votes will be elected	Not counted and will have no effect on the outcome	Brokers do not have discretionary voting authority; not counted and will have no effect on the outcome
Advisory Vote on Executive Compensation	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon; not binding on Company	Treated as a vote against	Brokers do not have discretionary voting authority; not counted and will have no effect on the outcome
Advisory vote on the frequency of the advisory vote to approve executive compensation	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon; not binding on Company	Treated as a vote against	Brokers do not have discretionary voting authority; not counted and will have no effect on the outcome
Amendment to Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirement to Amend Bylaws	Affirmative vote of 75% of voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class	Treated as a vote against	Brokers do not have discretionary authority and approval requires an absolute percentage of affirmative votes, so treated as a vote against
Advisory Vote to Ratify Appointment of KPMG	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon; not binding on Company	Treated as a vote against	Not applicable; there should be no broker non-votes because brokers have discretionary voting authority with respect to this proposal
  2023 Proxy Statement | 69

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. For the other items of business, stockholders may vote FOR, AGAINST, or ABSTAIN.
All properly executed proxies delivered pursuant to this solicitation and not revoked in a timely manner will be voted in accordance with the directions given and, for any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.
A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares. However, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors, absent instructions from the beneficial holders of such shares.
In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided to you by your broker, bank, or other nominee.
Revocation of Proxies
Your proxy may be revoked at any time prior to the Annual Meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the Annual Meeting in person, you will be given the opportunity to revoke your proxy and vote in person. If you are a stockholder of record or hold shares through a broker or bank and are voting by Internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on May 9, 2023, to be counted.
Record Date
Only stockholders of record as of the close of business on March 15, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. As of March 15, 2023, the Company had issued and outstanding 83,279,273 shares of common stock, the Company’s only class of outstanding securities entitled to vote at the Annual Meeting. Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on March 15, 2023.
Proxy Voting Methods
If at the close of business on March 15, 2023, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy on the Internet, by telephone, or by mail. Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. For shares held through a broker, bank or nominee, you may vote by submitting voting instructions to your broker, bank or nominee. Whether or not you attend the Annual Meeting, your vote is important.
INTERNET
■	Go to www.proxyvote.com and follow the online instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 9, 2023, to be counted.
TELEPHONE
■	Call toll-free (800) 690-6903 and follow the recorded instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 9, 2023, to be counted.
70 |   2023 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
MAIL
■	Request a proxy card by following the instructions on your Notice.
■	When you receive the proxy card, mark your selections on the proxy card.
■	Mail the signed proxy card in the postage-paid envelope that will be provided to you.
If you are a stockholder of record, you may vote in person at the Annual Meeting. If you are a beneficial owner you may vote in person at the Annual Meeting if you have obtained a legal proxy from your broker, bank or nominee. Please note that if you are a beneficial owner and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.
Please cast your vote as soon as possible by:
Visiting www.proxyvote.com	Mailing your signed proxy card	Calling 1-800-690-6903
Householding
The SEC rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and related materials for two or more stockholders sharing the same address by delivering a single proxy statement to that address unless contrary instructions have been received from one of the affected stockholders. This process, which is commonly referred to as “householding”, provides convenience for stockholders and cost savings for the Company.
If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if a stockholder’s household is receiving multiple copies of these documents and the stockholder desires that future deliveries be limited to a single copy, such stockholder should please notify his or her broker. A stockholder may also request prompt delivery of a separate copy of this Proxy Statement and related materials by writing or calling the Company as follows: Investor Relations, Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011, investors@sftp.com, 972-595-5180.
Solicitation of Proxies
This proxy solicitation is being made on behalf of the Company. The expense of preparing, printing, and mailing this Proxy Statement is being paid by the Company. Proxies may be solicited by directors, officers, and employees of the Company in person, or by mail, telephone, e-mail, or other electronic means. The Company will not specially compensate those persons for their solicitation activities.
Attending the Annual Meeting
At the Annual Meeting, Rules of Conduct will be provided to attendees. No recording is allowed at the Annual Meeting. This includes photography, audio recording, and video recording of any kind.
The Company will hold a question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting.
Parking will be available in Lot K of Choctaw Stadium, located at the northeast corner of Ballpark Way and E. Randol Mill Road. Enter Lot K from westbound E. Randol Mill Rd. Parking is complimentary for any stockholder who attends the Annual Meeting. When you enter the parking lot, take a ticket from the parking lot kiosk. In order to receive complimentary parking, please present your parking ticket at the registration desk for the Annual Meeting, and you will receive a validation pass for use when exiting the parking lot.
  2023 Proxy Statement | 71

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Even if you plan on attending the Annual Meeting in person, the Company encourages you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. The Company reserves the right to eject an attendee for behavior likely to cause damage, injury, disruption, or annoyance or for failure to comply with reasonable requests or the Rules of Conduct for the meeting, including time limits applicable to those in attendance who are permitted to speak.
72 |   2023 Proxy Statement

2024 STOCKHOLDER PROPOSALS
If a stockholder would like to include a proposal in the Company’s proxy statement for the 2024 annual meeting of stockholders, the proposal must be submitted in writing to the Corporate Secretary at the Company’s principal executive offices, no later than November 29, 2023, and must comply with Rule 14a-8 under the Exchange Act.
Stockholders may also submit nominations for directors for inclusion in the Company’s proxy materials by complying with the requirements of the Company’s proxy access bylaw. For more information regarding proxy access, please see the caption “Stockholder Recommendations and Nominations—Proxy access candidates” above.
The Company’s Bylaws also establish a procedure for stockholders that would like to present a proposal, including director nominations, before an annual meeting of stockholders, but do not intend for the proposal to be included in the Company’s proxy materials. Pursuant to the Company’s Bylaws, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have complied with the notice procedures specified in the Company’s Bylaws. To be timely for the 2024 annual meeting of stockholders, the proposal must be submitted in writing to the Corporate Secretary at the Company’s principal executive offices, on or after January 11, 2024, and on or before February 10, 2024.
OTHER MATTERS
The Board does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.
AIMEE WILLIAMS-RAMEY
Corporate Secretary

Arlington, Texas
March 28, 2023
  2023 Proxy Statement | 73

APPENDIX A
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SIX FLAGS ENTERTAINMENT CORPORATION

(Pursuant to Section 242 of the Delaware General Corporation Law)
SIX FLAGS ENTERTAINMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:     The name of the Corporation is Six Flags Entertainment Corporation.
SECOND:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article V and replacing it with the following:
“ARTICLE V
BYLAWS
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter, and repeal the Amended and Restated Bylaws (as amended, the “Bylaws”) of the Company. Any adoption, alteration, or repeal of a Bylaw must be approved either by (a) the affirmative vote of a majority of the Whole Board (as defined below) or the unanimous written consent of all members of the Board, or (b) the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class. For the purposes of this Article V, “Whole Board” means the total number of directors the Company would have if there were no vacancies.”

THIRD:    This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of the stockholders of the Corporation called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law.
FOURTH:   This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, Six Flags Entertainment Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this     day of May, 2023.
SIX FLAGS ENTERTAINMENT CORPORATION

By:
Name:
Title:
A-1

APPENDIX B
Definition and Reconciliation of Non-GAAP Financial Measures
We prepare our financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA and Adjusted EBITDA. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.
However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.
The following tables set forth a reconciliation of net income (loss) to Adjusted EBITDA for the twelve-month periods ended January 1, 2023, January 2, 2022 and December 31, 2020:
	Year Ended
(Amounts in thousands, except per share data)	January 1, 2023	January 2, 2022	December 31, 2020
Net income (loss)(1)	$153,579	$171,689	$(382,092)
Income tax expense (benefit)(2)	46,960	49,622	(140,967)
Other expense, net(3)	4,126	18,122	24,993
Loss on debt extinguishment	17,533	—	6,106
Interest expense, net	141,590	152,436	154,723
Loss on disposal of assets	3,927	12,137	7,689
Depreciation and amortization	117,124	114,434	120,173
Loss on impairment of park assets	16,943	—	—
Stock-based compensation	7,673	21,462	19,530
Modified EBITDA(4)	$509,455	$539,902	$(189,845)
Third party interest in EBITDA of certain operations(5)	(44,651)	(41,766)	(41,288)
Adjusted EBITDA(4)	$464,804	$498,136	$(231,133)
(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.
(2)
Cash taxes represents statutory taxes paid, primarily driven by Mexico and state level obligations. Based on our current federal net operating loss carryforwards, we anticipate paying minimal federal income taxes in 2022 and do not anticipate becoming a full cash taxpayer until at least 2024.

(3)	Amounts recorded as “Other expense, net” include certain non-recurring costs incurred in conjunction with changes made to our organizational structure in December 2021.
(4)
“Modified EBITDA,” a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the following: the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. Modified EBITDA, as defined herein, may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park-level perspective and allows investors to review performance in the same manner as our management.

“Adjusted EBITDA,” a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Modified EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement,
B-1

except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
(5)	Represents interests of non-controlling interests in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.
B-2

SixFlags®

Six Flags Entertainment Corporation
1000 Ballpark Way Arlington, Texas 76011 972-595-5000
www.sixflags.com

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D98331-P88225 KEEP THIS PORTION FOR YOUR RECORDS

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SIX FLAGS ENTERTAINMENT CORPORATION

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 4 and 5 and 1 Year on Proposal 3.

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ben Baldanza
02) Selim Bassoul
03) Esi Eggleston Bracey
04) Chieh Huang
05) Enrique Ramirez
06) Arik Ruchim
07) Marilyn Spiegel

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of the advisory vote to approve executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
4. Approve amendment to Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirement to amend Bylaws.	☐	☐	☐
5. Advisory vote to ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D98332-P88225

SIX FLAGS ENTERTAINMENT CORPORATION
Annual Meeting of Stockholders
May 10, 2023 2:00 PM CT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Aimee Williams-Ramey and Christopher Neumann, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIX FLAGS ENTERTAINMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM CT on May 10, 2023, at the company's headquarters, located at 1000 Ballpark Way, Arlington, TX 76011 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side